________________________________________________________________________________


                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                         Global MAINTECH Corporation,

                            Global MAINTECH, Inc.,

                             BHT Acquisition, Inc.

                                      and

                        Breece Hill Technologies, Inc.



                                 March 5, 1999


________________________________________________________________________________

                               TABLE OF CONTENTS

                                                                                    Page
ARTICLE I
THE MERGER........................................................................   1
        1.01  The Merger..........................................................   1
        1.02  Certificate of Merger; Effective Time...............................   1
        1.03  Effect of Merger....................................................   1
        1.04  Closing.............................................................   2
        1.05  Certificate of Incorporation; Bylaws................................   2
        1.06  Directors and Officers..............................................   2
        1.07  Certain Defined Terms...............................................   2

ARTICLE II
CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES................................   2
        2.01  Conversion of Securities............................................   2
        2.02  Earn Out Payment; Value of Escrow Fund..............................   3
        2.03  Dissenting Shares...................................................   4
        2.04  Rights of Holders of Converted Securities...........................   5
        2.05  Adjustments to Merger Consideration.................................   6
        2.06  Exchange of Certificates; Escrow Fund; Deductions from Escrow Fund..   6
        2.07  Stock Options.......................................................   9
        2.08  Notices to Option Holders...........................................   9
        2.09  H&QGF Warrants......................................................   9

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.....................................  10
        3.01  Incorporation and Corporate Power...................................  10
        3.02  Execution, Delivery; Valid and Binding Agreements...................  11
        3.03  Approval of the Merger Agreement and Plan of Merger;
              Meeting of Stockholders.............................................  11
        3.04  No Breach...........................................................  11
        3.05  Governmental Authorities; Consents..................................  11
        3.06  Subsidiaries .......................................................  12
        3.07  Capital Stock.......................................................  12
        3.08  Financial Statements................................................  12
        3.09  Absence of Undisclosed Liabilities..................................  13
        3.10  No Material Adverse Changes.........................................  13
        3.11  Absence of Certain Developments.....................................  13
        3.12  Title to Properties.................................................  15
        3.13  Accounts Receivable.................................................  16
        3.14  Inventory...........................................................  16
        3.15  Tax Matters.........................................................  16
        3.16  Contracts and Commitments...........................................  18
        3.17  Intellectual Property Rights........................................  19
        3.18  Litigation..........................................................  20
        3.19  Warranties..........................................................  20
        3.20  Employees...........................................................  20
        3.21  Employee Benefit Plans..............................................  20

        3.22  Insurance...........................................................  21
        3.23  Affiliate Transactions..............................................  22
        3.24  Customers and Suppliers.............................................  22
        3.25  Officers and Directors; Bank Accounts...............................  22
        3.26  Compliance with Laws; Permits.......................................  22
        3.27  Environmental Matters...............................................  23
        3.28  Brokerage...........................................................  25
        3.29  Disclosure..........................................................  25
        3.30  Year 2000 Compliance................................................  26

ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF GMC, GMI AND MERGER SUBSIDIARY....  26
        4.01  Incorporation and Corporate Power...................................  26
        4.02  Execution, Delivery; Valid and Binding Agreements...................  26
        4.03  No Breach...........................................................  26
        4.04  Merger Subsidiary...................................................  27
        4.05  Governmental Authorities; Consents..................................  27
        4.06  Brokerage...........................................................  27
        4.07  Year 2000 Compliance................................................  27
        4.08  Litigation..........................................................  28
        4.09  Disclosure..........................................................  28

ARTICLE V
COVENANTS OF THE COMPANY                                                            28
        5.01  Conduct of the Business.............................................  28
        5.02  Access to Books and Records.........................................  30
        5.03  Meeting of Stockholders.............................................  30
        5.04  Regulatory Filings..................................................  31
        5.05  Conditions..........................................................  31
        5.06  No Shop.............................................................  31
        5.07  Information Statement...............................................  31
        5.08  Disclosure Schedules................................................  31
        5.09  Collateral Agreement................................................  31

ARTICLE VI
COVENANTS OF GMI AND MERGER SUBSIDIARY............................................  32
        6.01  Regulatory Filings..................................................  32
        6.02  Conditions..........................................................  32
        6.03  Board Representation................................................  32
        6.04  Loan to The Company.................................................  32
        6.05  Registration Rights.................................................  32
        6.06  Disclosure Schedules................................................  32
        6.07  Delivery of Escrow Warrants.........................................  32
        6.08  Collateral Agreement................................................  33

ARTICLE VII
CONDITIONS TO CLOSING.............................................................  33
        7.01  Conditions to GMC's, GMI's and Merger Subsidiary's Obligations......  33

        7.02  Conditions to the Company's Obligations.............................  36

ARTICLE VIII
TERMINATION.......................................................................  37
        8.01  Termination.........................................................  37
        8.02  Effect of Termination...............................................  38

ARTICLE IX
ADDITIONAL AGREEMENTS.............................................................  39
        9.01  Intercompany Financing..............................................  39
        9.02  Disposition of Assets...............................................  39
        9.03  Series B Preferred Stock............................................  39
        9.04  Certain Loans from H&QGF, GBC and CR to the Company
              and the Surviving Corporation.......................................  40
        9.05  Confidentiality.....................................................  40
        9.06  Solicitation........................................................  41
        9.07  Employee Benefit Plans..............................................  41
        9.08  Directors' and Officers' Indemnification and Insurance..............  41
        9.09  Escrow Agreement....................................................  42

ARTICLE X
SURVIVAL; INDEMNIFICATION.........................................................  43
       10.01  Survival of Representations and Warranties..........................  43
       10.02  Indemnification by the Company......................................  43
       10.03  Indemnification by GMI..............................................  44
       10.04  Method of Asserting Claims..........................................  44

ARTICLE XI
MISCELLANEOUS.....................................................................  46
       11.01  Press Releases and Announcements....................................  46
       11.02  Expenses............................................................  46
       11.03  Amendment and Waiver................................................  46
       11.04  Notices.............................................................  47
       11.05  Assignment..........................................................  47
       11.06  Severability........................................................  47
       11.07  Complete Agreement..................................................  48
       11.08  Counterparts........................................................  48
       11.09  Governing Law.......................................................  48
       11.10  No Third-Party Beneficiaries........................................  48

                                   SCHEDULES

6.05      Registration Rights

                                   EXHIBITS

Exhibit A -   Form of Escrow Warrant

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

          This Agreement and Plan of Merger (this "Agreement") dated as of March 5, 1999, is made and entered into by and among Global MAINTECH Corporation, a Minnesota corporation ("GMC"), Global MAINTECH, Inc., a Minnesota corporation ("GMI"), BHT Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of GMI ("Merger Subsidiary") and Breece Hill Technologies, Inc., a Delaware corporation (the "Company").

          WHEREAS, the respective Boards of Directors of GMI, Merger Subsidiary and the Company have determined that it is advisable and in the best interests of the respective corporations and their stockholders that Merger Subsidiary be merged with and into the Company in accordance with the Delaware General Corporation Law (the "DGCL") and the terms of this Agreement pursuant to which the Company will be the surviving corporation and will become a wholly owned subsidiary of GMI (the "Merger"); and

          WHEREAS, GMC, GMI, Merger Subsidiary and the Company desire to make certain representations, warranties, covenants, and agreements in connection with, and to establish various conditions precedent to, the Merger.

          NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

                                   ARTICLE I
                                  THE MERGER

          1.01 The Merger.  Upon the terms and subject to the conditions set
               ----------
forth in this Agreement, at the Effective Time, Merger Subsidiary shall be merged with and into the Company in accordance with the DGCL, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation").

          1.02 Certificate of Merger; Effective Time.  As soon as practicable
               -------------------------------------
after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VII, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger and the transactions contemplated by this Agreement. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the parties in writing and specified in the Certificate of Merger (the "Effective Time"). Notwithstanding the foregoing, solely for accounting purposes, the merger will be deemed to be effective as of March 15, 1999.

          1.03 Effect of Merger.  From and after the Effective Time, the
               ----------------
Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under the DGCL.

          1.04 Closing.  The closing of the Merger (the "Closing") will take
               -------
place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (the "Closing Date"), at a time and place and by a method as mutually agreed to by the parties.

          1.05 Certificate of Incorporation; Bylaws.  At the Effective Time, the
               ------------------------------------
Certificate of Incorporation and Bylaws of the Company, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

          1.06 Directors and Officers.  The directors of Merger Subsidiary shall
               ----------------------
be the initial directors of the Surviving Corporation. The officers of the Company shall be the initial officers of the Surviving Corporation.

          1.07 Certain Defined Terms.  Certain defined terms used throughout
               ---------------------
this document and its exhibit contain the word "Escrow." The word "Escrow" in such defined terms is employed for ease of reference only, and not by way of limitation with respect to the arrangement under which the Merger Consideration (as defined in Section 2.01, below) is held and distributed. Accordingly, the use of the word "Escrow" in such defined terms shall not exclude the possibility that such defined terms relate to one or more custodial, distribution or other arrangements entered into by the parties hereto in order to effectuate the purposes of this Agreement.

                                  ARTICLE II
              CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          2.01 Conversion of Securities.  As of the Effective Time, by virtue of
               ------------------------
the Merger and without any action on the part of the holder of any shares of capital stock of Merger Subsidiary or the Company, GMC shall deposit with Hambrecht & Quist Guaranty Finance, LLC ("H&QGF"), pursuant to a collateral agreement consistent with this Agreement to be executed by and among H&QGF and the parties to this Agreement prior to the Closing Date (the "Collateral Agreement"), one or more warrants, in substantially the same form as the Form of Warrant attached hereto as Exhibit A, to purchase 4,500,000 shares of GMC Common Stock, no par value (the "Escrow Warrants," which, together with the Earn Out Payment, if any, provided for in Section 2.02 hereof, shall be referred to as the "Merger Consideration"), and:

          (a) Each share of the Company's Common Stock ("Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares, as defined in Section 2.04 hereof) shall be converted into one share, or unit (an "Escrow Unit"), of the Escrow Fund (as defined in Section 2.06(a)); provided, however, that each share of Company Common Stock issued and outstanding immediately prior to the

Effective Time and owned by GMC, GMI, Merger Subsidiary or the Company or any direct or indirect subsidiary of GMC, GMI, Merger Subsidiary or the Company shall be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

          (b) Each share of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall be converted into one Escrow Unit; provided, however, that in the event that an Escrow Unit is worth less than $1.65 (as determined pursuant to Section 2.02) as of the earlier of 365 days after the Closing Date or the date of the first disbursement of the Escrow Fund to holders of Escrow Units (the "Calculation Date"), each such share of Series A Preferred Stock shall be deemed to have been allocated additional Escrow Units (or fractions thereof) immediately prior to the Calculation Date in order that each such share shall have been converted into the right to receive Merger Consideration valued at $1.65 (or such lesser amount based upon a pro rata distribution of the remainder of the Escrow Fund (after the distributions set forth in Section 2.06) among all such preferred shares if the Escrow Fund is insufficient to satisfy such payment of $1.65, in which case no Merger Consideration shall be distributed to any holder of Common Stock pursuant to
Section 2.01(a) or Section 2.01(c)).

          (c) Each outstanding warrant to purchase Company Common Stock which is issued and outstanding immediately prior to the Effective Time and which is held by persons other than H&QGF, Greyrock Business Credit ("GBC") and Cruttenden Roth ("CR")(collectively, the "Non-H&QGF Warrants") will remain outstanding following the Effective Time. The parties hereto agree that in the event that any such warrants are exercised after the Effective Time, the holder of the shares of Common Stock of the Surviving Corporation issued upon such exercise may, at any time prior to the later of the Calculation Date or 30 days after the Earn Out Date, opt to convert such shares into Escrow Units at the rate of one Escrow Unit for each share of Common Stock of the Surviving Corporation so issued. The consideration, if any, paid by the holder of a Non-H&QGF Warrant upon exercise of such a warrant shall be delivered to the Surviving Corporation and recorded on its books as paid-in capital.

          (d) Each share of common stock, no par value per share, of Merger Subsidiary ("Merger Subsidiary Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into 100,000 validly issued, fully paid and nonassessable shares of Common Stock of the Surviving Corporation.

          2.02 Earn Out Payment; Value of Escrow Fund.  The "Earn Out Payment
               --------------------------------------
Amount," as referred to herein, shall mean (a) the Adjusted Sales (as defined below) less (b) the sum of (i) the Warrant Value (as defined below) and (ii) the cash and GMC Common Stock valued at $5,000,000 delivered pursuant to Section
6.04 and Section 9.01. The payment of such amount, if any, is hereinafter referred to as the "Earn Out Payment." At least 15% but not greater than 50% of the Earn Out Payment shall be in the form of cash. The balance of the Earn Out Payment shall be in the form of shares of GMC Common Stock, valued at a per share price equal to 90% of the average closing price for the 30 trading-day period ending on the last day of the Earn Out Period. Subject to the foregoing, GMC shall determine in its sole discretion the proportion of stock and cash it pays pursuant to the Earn Out Payment. "Earn Out Period," as referred to herein, shall mean the 365-day period following the Effective Time. "Adjusted Sales," as referred to herein, shall mean (a) 68% of the Surviving Corporation's non-IBM sales, net of any discounts, warranties and uncollected debts, plus (b) the greater of (i) 47.1% of the Surviving Corporation's sales of Q2.15 to IBM during the Earn Out Period, or (ii) 85% of the Surviving Corporation's sale of the Q2.15 product line to IBM plus 100% of the gross, pre-tax profit of the Surviving Corporation's sales during the Earn Out Period of any other fixed or intangible assets of the Surviving Corporation sold outside the ordinary course of the Surviving Corporation's business, all as calculated by PriceWaterhouseCoopers, LLP, or such other accounting firm as GMI and the Stockholders' Representative shall mutually agree to use (the "First Auditor"). "Warrant Value," as referred to herein, shall mean 4,500,000 multiplied by the excess, if any, of the average closing bid price for the 30 trading-day period ending on the last day of the Earn Out Period over the exercise price of such Escrow Warrants on the last day of the Earn Out Period. Promptly following calculation of the Earn Out Payment Amount, GMC shall deliver cash and shares of GMC Common Stock representing the Earn Out Payment to the H&QGF pursuant to the Collateral Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall GMC be required to deliver more than 10,000,000 shares of GMC Common Stock, in the aggregate (as adjusted from time to time to reflect the effect of any stock split, reverse split, stock dividend, reorganization, recapitalization or other like change with respect to GMC Common Stock), pursuant to this Section 2.02 or under the Escrow Warrants issued pursuant to Section 2.01(a).

          In the event that either GMC, GMI or Merger Subsidiary, on the one hand, or the Company, on the other, dispute the Earn Out Payment Amount calculated by the First Auditor, the disputing party may, by providing the non-disputing party with notice of its objection to the Earn Out Payment Amount, as calculated, within 30 days of the disputing party's receipt of notice of such calculation, obtain a second calculation of the Earn Out Payment Amount by an independent auditor mutually acceptable to the disputing and non-disputing parties (the "Second Auditor"). If the Second Auditor's calculation of the Earn Out Payment Amount varies by more than 10% from the First Auditor's calculation of the Earn Out Payment Amount, then the calculation of the Second Auditor shall be used as the Earn Out Payment Amount. If, however, the Second Auditor's calculation of the Earn Out Payment Amount varies by 10% or less from the First Auditor's calculation of the Earn Out Payment Amount, the calculation of the First Auditor shall be used as the Earn Out Payment Amount.

          The value of the Escrow Fund shall be the Warrant Value plus the Earn Out Payment Amount (the "Escrow Value"). The value of an Escrow Unit shall be the Escrow Value, as reduced pursuant to Section 2.06(a) hereof, divided by the Number of Escrow Units outstanding and deemed outstanding as of the Calculation Date.

          2.03 Dissenting Shares.
               -----------------

          (a)  Notwithstanding anything in this Agreement to the contrary, if
Section 262 of the DGCL shall be applicable to the Merger, shares of Company Common Stock or Series A Preferred Stock that are issued and outstanding immediately prior to the Effective Time and which are held by stockholders who have not voted such shares in favor of the Merger, who shall have delivered, prior to any vote on the Merger, a written demand to the Company for the appraisal of such shares in the manner provided in Section 262 of the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to dissenters' rights ("Dissenting Shares") shall not be converted into Escrow Units or represent a right to receive the Merger Consideration pursuant to Section 2.01 hereof and an escrow agreement to be executed by the parties to this agreement on or before the Earn Out Date (the "Escrow Agreement"), but the holders thereof shall be entitled only to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that if any such holder of Dissenting Shares shall have effectively withdrawn such holder's demand for appraisal of such shares or lost such holder's right to appraisal and payment of such shares under Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares and each such share shall thereupon be deemed to have been canceled, extinguished and converted, as of the Effective Time, into Escrow Units and represent the right to receive payment of the Merger Consideration, as provided in Section 2.01 hereof and the Escrow Agreement.

          (b) The Company shall give GMI (i) prompt notice of any written demand for fair value, any withdrawal of a demand for fair value and any other instrument served pursuant to Section 262 of the DGCL received by the Company, and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for fair value under such Section 262 of the DGCL. The Company shall not, except with the prior written consent of GMI, voluntarily make any payment with respect to any demand for fair value or offer to settle or settle any such demand.

          2.04 Rights of Holders of Converted Securities.  On and after the
               -----------------------------------------
Effective Time and until surrendered for exchange, each outstanding stock certificate which immediately prior to the Effective Time represented shares of Company Common Stock or Series A Preferred Stock (other than Dissenting Shares) and each stock certificate that represented Company Common Stock that was issued upon the exercise of a Non-H&QGF Warrant, which certificate was converted into Escrow Units pursuant to Section 2.01(c) (which certificates are collectively referred to herein as the "Certificates"), shall be deemed for all purposes to evidence ownership of and to represent solely the right to receive that portion of the Merger Consideration to which the holder thereof is entitled to receive pursuant to this Article II, which right shall be uncertificated (the issuance, or allocation, of Escrow Units shall be recorded solely in the books of the Transfer Agent (as such term is defined in Section 2.06(a) hereof)). In any matters relating to the Certificates, the Transfer Agent may rely conclusively upon the record of holders of

Certificates maintained by the Company containing the names and addresses of such holders at the Effective Time (or in the case of Certificates resulting from the exercise of Non-H&QGF Warrants, as of the Calculation Date).

          2.05 Adjustments to Merger Consideration.  The number of shares
               -----------------------------------
issuable pursuant to the Escrow Warrants, the exercise price thereof and the number of shares to be issued pursuant to the Earn Out Payment shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock, Series A Preferred Stock or GMC Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock, Series A Preferred Stock or GMC Common Stock occurring after the date of this Agreement and prior to the Effective Time.

          2.06 Exchange of Certificates; Escrow Fund; Deductions from Escrow
               -------------------------------------------------------------
Fund.
----

          (a)  Issuance of Escrow Warrants; Appointment of Escrow Agent.  As of
               --------------------------------------------------------
the Effective Time, GMC shall, pursuant to the Collateral Agreement, deposit with H&QGF the Escrow Warrants issuable pursuant to Section 2.01. In addition, promptly following the final determination of the Earn Out Payment as provided for in Section 2.02, GMC shall deposit with H&QGF such cash (the "Escrow Cash") and shares of GMC Common Stock (the "Escrow Shares," and each individually an "Escrow Share"), if any, issuable pursuant to Section 2.02 (such Escrow Cash and Escrow Shares, if any, together with the Escrow Warrants, being hereinafter referred to as the "Escrow Fund"). H&QGF (i) shall hold the Escrow Fund as security for its claims and any claims of GMC or GMI against the Escrow Fund described in the Letter Agreement by and among H&QGF, the Company and GMI dated as of February 23, 1999 (the "Letter Agreement"), including any claims (A) by GMC or GMI for indemnification hereunder, (B) by H&QGF pursuant to its rights (including the dividend payment rights set forth in Section 9.03 hereof and the liquidation preferences to be set forth in the Surviving Corporation's Certificate of Incorporation) as holder of the Surviving Corporation's Series B Nonvoting Preferred Stock to be created pursuant to Section 9.03 (the "Series B Preferred Stock"), (C) by H&QGF, GBC or CR in connection with the Business Loan Agreement in the amount of approximately $2,900,000, which amount represents the Company's debt held by H&QGF, GBC or CR as of the date of this Agreement less the $1,000,000 to be converted into Series B Preferred Stock pursuant to Section
9.04 hereof, and (D) by H&QGF, GBC or CR for any compensation payment due with respect to certain contractual obligations of the Company existing immediately prior to the Effective Time pursuant to certain warrants held by H&QGF, GBC and CR, which warrants represent the right to purchase an aggregate of 777,441 shares of the Company's Common Stock (the "Compensation Payment"), and (ii) shall, in its sole discretion but in any event no later than upon satisfaction of the H&QGF Conditions (as defined below), deliver the remainder of the Escrow Fund, if any (following satisfaction of the claims set forth above), to the Escrow Agent for distribution to the holders of surrendered Certificates pursuant to the terms of this Agreement and the Escrow Agreement. Except as contemplated in the preceding sentence and by Section 2.06(f), the Escrow Fund shall not be used for any other purpose. GMI shall make available to the Escrow Agent from time to time, as needed, cash sufficient to pay cash in lieu of fractional shares pursuant to
Section 2.06(e).

          The H&QGF Conditions, as referred to herein, shall be that (i) the Surviving Corporation shall not be in default of its Business Loan Agreement or related Security Agreement with H&QGF, (ii) GMC shall have delivered the Earn Out Payment, if any, to H&QGF, (iii) any Compensation Payment due shall have been made from the Escrow Fund and (iv) either (A) GMC's Common Stock shall have traded at or above $4.00 per share for twenty consecutive trading days, or (B) there shall be an offer to buy from H&QGF (or other current holder thereof) without recourse, warranty or representation the Series B Preferred Stock for $1,000,000 plus any accrued but unpaid dividends thereon and, if such offer shall be accepted by H&QGF, such purchase price shall be paid in full.

          (b)  Exchange Procedures.  As promptly as practicable after the
               -------------------
Effective Time, the Surviving Corporation or its designee, as transfer agent (the "Transfer Agent"), shall mail to each holder of record of a Certificate that was converted into Escrow Units pursuant to Section 2.01 a letter of transmittal in customary form. The letter of transmittal shall specify that delivery of Certificates shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Transfer Agent. The Transfer Agent shall accompany the letter of transmittal with instructions for use in effecting the surrender of the Certificates in exchange for Escrow Units. Upon surrender of a Certificate for cancellation to the Transfer Agent, together with such letter of transmittal, duly executed, and such other documents as the Transfer Agent may reasonably require, the holder of such Certificate shall be entitled to receive such holder's proportionate share of the Escrow Fund pursuant to the provisions of this Article II, the Letter Agreement and the Escrow Agreement, including cash in lieu of fractional shares of GMC Common Stock to which such holder is entitled pursuant to Section 2.06(e) hereof and any dividends or other distributions to which such holder is entitled pursuant to Section 2.06(c) hereof. The Transfer Agent shall forthwith cancel the Certificates so surrendered, and shall record in its books all Escrow Units outstanding and deemed outstanding pursuant to this Agreement.

          If there is a transfer of Certificate ownership which is not registered in the transfer records of the Company, the Escrow Units into which such Certificate was converted may be credited to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Transfer Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the allocation of Escrow Units to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of GMC that such tax has been paid or is not applicable. Except as provided in Section 2.03, until surrendered as contemplated by this Section 2.06(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration due to the holder of the Escrow Units into which such Certificate was converted, including cash in lieu of any fractional shares of GMC Common Stock as contemplated by this

Section 2.06 and any dividends or other distributions to which such holder is entitled pursuant to Section 2.06(c). No interest shall be paid or shall accrue on any cash held in the Escrow Fund or payable pursuant to Sections 2.06(c) or 2.06(e).

          (c)  Distributions with Respect to Unexchanged Shares.  GMC shall pay
               ------------------------------------------------
no dividends and make no other distributions with respect to GMC Common Stock with a record date after the Effective Time to the holder of any unsurrendered Certificate with respect to the shares of GMC Common Stock to be issued upon release of the Escrow Fund, and GMI shall make no cash payment in lieu of fractional shares with respect to such GMC Common Stock pursuant to Section 2.06(e), until the holder of record of such Certificate surrenders such Certificate.

          (d)  No Further Ownership Rights in Certificates.  The Escrow Units
               -------------------------------------------
issued upon the surrender of Certificates for exchange in accordance with the terms hereof and the Letter Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Certificates.

          (e)  No Fractional Shares or Escrow Warrants to Purchase Fractional
               --------------------------------------------------------------
Shares.
------

     (i) No fractional shares, or Escrow Warrants to purchase fractional shares, of GMC Common Stock shall be issued upon distribution of the Escrow Fund, and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of GMC.

     (ii) Notwithstanding any other provision of this Agreement, each holder of a Certificate exchanged for Escrow Units pursuant to the Merger who would otherwise have been entitled to receive a fraction of an Escrow Share or an Escrow Warrant to purchase a fraction of a share of GMC Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of GMC Common Stock multiplied by either the closing price of GMC Common Stock on the Calculation Date (in the case of a fractional share) or the excess of the closing price of GMC Common Stock on the Calculation Date over the Exercise Price of such Escrow Warrant (in the case of an Escrow Warrant to purchase a fractional share).

          (f)  Termination of Escrow Fund.  The Escrow Agent shall deliver any
               --------------------------
portion of the Escrow Fund, which remains undistributed to the holders of Certificates for two years after the Effective Time, to GMI, upon demand, provided that the H&QGF Conditions have been satisfied. Any holders of Certificates who have not theretofore complied with this Article II shall thereafter look only to GMI for payment of their claim for Merger Consideration, including any cash in lieu of fractional shares of GMC Common Stock and any dividends or distributions with respect to GMC Common Stock.

          (g)  No Liability.  None of GMC, GMI, Merger Subsidiary, the Company,
               ------------
the Surviving Corporation, H&QGF or the Escrow Agent shall be liable to any person in respect of any portion of the Escrow Fund paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          (h)  Investment of Escrow Fund.  H&QGF and the Escrow Agent shall be
               -------------------------
entitled to hold, invest and co-mingle any Escrow Cash with their own cash accounts and money market accounts. H&QGF and the Escrow Agent shall allocate interest to the Escrow Fund at the Applicable Bank Rate (defined below) on the Escrow Cash for the period of time that the Escrow Cash is held by H&QGF or the Escrow Agent, respectively. The Applicable Bank Rate shall be the rate at which Silicon Valley Bank pays interest on money market accounts or deposit accounts of amounts most nearly comparable to the amount of Escrow Cash so held by H&QGF and the Escrow Agent.

          (i)  Lost Certificates.  If any Certificate shall have been lost,
               -----------------
stolen, or destroyed, then upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed, and, if required by the Surviving Corporation, upon the delivery to the Surviving Corporation of a bond in such sum as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, such person shall be entitled to receive that portion of the Escrow Fund to which he or she is entitled pursuant to the terms and conditions set forth in this Article II.

          2.07 Stock Options.  Each option (individually, a "Stock Option" and,
               -------------
collectively, the "Stock Options") issued pursuant to the Company's Stock Option Plan (the "Option Plan") and outstanding immediately prior to the Effective Time (an "Outstanding Stock Option") shall be canceled and replaced with an option to purchase GMC Common Stock under the Global MAINTECH Corporation 1989 Stock Option Plan (a "Replacement Option") at an exercise price equal to the exercise price of such Outstanding Stock Option immediately prior to the Effective Time divided by 0.4. The Replacement Options shall not be exercisable until after the Earn Out Date (as defined in Section 9.03). The number of shares issuable upon exercise of each Replacement Option shall equal the number of shares issuable (immediately prior to the Effective Time) upon exercise of the Outstanding Stock Option that it replaced divided by a number to be agreed upon by the parties to this Agreement on or before the Closing Date.

          2.08 Notices to Option Holders.  As soon as practicable after the
               -------------------------
Effective Time, GMC shall deliver to each holder of a Stock Option an appropriate notice setting forth such holder's rights pursuant thereto. GMC shall take all corporate action necessary to reserve for issuance a sufficient number of shares of GMC Common Stock for delivery pursuant to the exercise of Replacement Options.

          2.09 H&QGF Warrants.  The outstanding warrants to purchase Company
               --------------
Common Stock that are held by H&QGF, GBC and CR (collectively, the "H&QGF Warrants") shall be converted at the Effective Time into new warrants in form and substance to be agreed upon by GMC and the holders of the H&QGF Warrants (the "Replacement Warrants") to purchase a like number of shares of GMC Common Stock at an initial exercise price of $4.125, subject to adjustment as set forth in the Replacement Warrants.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------

          The Company hereby makes the representations and warranties set forth below to GMI and Merger Subsidiary, except as set forth in the Disclosure Schedule referencing this Article III and delivered by the Company to GMI and Merger Subsidiary no later than 10 days before the Closing Date (the "Disclosure Schedule") (which Disclosure Schedule sets forth the exceptions to the representations and warranties contained in this Article III under captions referencing the Sections to which such exceptions apply). When used in connection with the Company, the term "Material Adverse Change" means any change, event or effect that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), liabilities, financial condition or results of operations of the Company and its subsidiaries taken as a whole; provided, however, that a Material Adverse Change shall not include any adverse effect following the date of this Agreement on the business, financial condition or results of operations of the Company, taken as a whole, that is attributable to the Merger contemplated by this Agreement or the announcement of the Merger. Disclosure under any section shall constitute disclosure under the Disclosure Schedule without the need for cross-references. All descriptions of agreements or other matters appearing herein are summary in nature and are qualified by reference to the complete documents, which have been supplied to GMI and Merger Subsidiary, or counsel to GMI and Merger Subsidiary or which the Company will make available to GMI or Merger Subsidiary upon request. In no event shall any disclosure hereunder be deemed to constitute an acknowledgment that such disclosure is material to the business or financial condition of the Company.

          3.01 Incorporation and Corporate Power.  The Company is a corporation
               ---------------------------------
duly incorporated, validly existing and in good standing under the laws of the State of Delaware and, subject to approval of this Agreement by the Company's stockholders, has the requisite corporate power and authority to execute and deliver this Agreement and the Certificate of Merger and to perform its obligations hereunder and thereunder. The Company has the corporate power and authority and all authorizations, licenses, permits and certifications necessary to own and operate its properties and to carry on its business as now conducted and presently proposed to be conducted. The copies of the Company's Certificate of Incorporation and Bylaws which have been furnished by the Company to GMI and Merger Subsidiary prior to the date hereof reflect all amendments made thereto and are correct and complete as of the date hereof. The Company is qualified to do business as a foreign corporation in every jurisdiction in which the nature of its business or its ownership of property requires it to be so qualified, except for those jurisdictions in which the failure to be so qualified would not, individually or in the aggregate, result in a Material Adverse Change in the Company.

          3.02 Execution, Delivery; Valid and Binding Agreements.  The
               -------------------------------------------------
execution, delivery and performance of the Letter Agreement, this Agreement, the Collateral Agreement and the Certificate of Merger by the Company and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of the Letter Agreement, this Agreement, the Collateral Agreement and the Certificate of Merger, other than, with respect to this Agreement, approval by the board of directors and stockholders of the Company. The Letter Agreement and this Agreement have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, and the Collateral Agreement and Certificate of Merger, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company, enforceable in accordance with their terms.

          3.03 Approval of the Merger Agreement and Plan of Merger; Meeting of
               ---------------------------------------------------------------
Stockholders.  The Company hereby represents that its Board of Directors has, by
------------
resolutions duly adopted at a meeting held on March __, 1999, approved this Agreement and the Certificate of Merger and the transactions contemplated hereby and thereby, including the Merger, and resolved to recommend approval of this Agreement by the Company's stockholders. None of the resolutions described in this Section 3.03 has been amended or otherwise modified in any respect since the date of adoption thereof and all such resolutions remain in full force and effect.

          3.04 No Breach.  To the knowledge of the Company, the execution,
               ---------
delivery and performance of this Agreement and the Certificate of Merger by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of the Company, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Certificate of Incorporation or Bylaws of the Company or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which the Company is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which the Company is subject, except as would not result in a Material Adverse Change in the Company.

          3.05 Governmental Authorities; Consents.  Except for the filing of the
               ----------------------------------
Certificate of Merger with the Secretary of State of the State of Delaware, the Company is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the Certificate of Merger or the consummation of the transactions contemplated hereby or thereby. Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.05, no consent, approval or authorization of any governmental or regulatory authority or any other party or person (except the approval of this Agreement by the stockholders of the Company) is required to be obtained by the Company in connection with its execution, delivery and performance of this Agreement or the Certificate of Merger or the transactions contemplated hereby or thereby.

          3.06 Subsidiaries.  Except as otherwise set forth in the Disclosure
               ------------
Schedule under the caption referencing this Section 3.06, the Company does not own any stock, partnership interest, joint venture interest or any other security or ownership interest issued by any other corporation, organization or entity. All issued and outstanding shares of capital stock of any of the subsidiaries set forth in such Disclosure Schedule are owned by the Company, either directly or through one or more other subsidiaries, free and clear of all liens, charges, encumbrances, claims and options of any nature. All of the outstanding shares of capital stock of such subsidiaries have been duly and validly authorized and issued, and are fully paid and nonassessable.

          3.07 Capital Stock.  The authorized capital stock of the Company
               -------------
consists of 30,000,000 shares of Common Stock, par value $0.01 per share, of which, as of the date hereof, 15,683,368 shares are issued and outstanding and 10,000,000 shares of Preferred Stock, par value $0.01 per share, of which, as of the date hereof 912,244 shares of Series A Preferred Stock are issued and outstanding. In addition, as of the date hereof, there are outstanding options to purchase 3,461,500 shares of Company Common Stock and outstanding warrants to purchase 2,978,306 shares of Company Common Stock. All of such outstanding shares of Company Common Stock and Preferred Stock, options and warrants have been duly authorized and are validly issued, fully paid and nonassessable. The Company has no other equity securities or securities containing any equity features authorized, issued or outstanding. There are no agreements or other rights or arrangements existing which provide for the sale or issuance of capital stock by the Company and, except for the options and warrants described above, there are no rights, subscriptions, warrants, options, conversion rights or agreements of any kind outstanding to purchase or otherwise acquire from the Company any shares of capital stock or other securities of the Company of any kind. There are no agreements or other obligations (contingent or otherwise) which may require the Company to repurchase or otherwise acquire any shares of its capital stock.

          3.08 Financial Statements.  The Company has delivered to GMI copies of
               --------------------
(a) the unaudited balance sheet, as of December 31, 1998, of the Company (the "Latest Balance Sheet") and the unaudited statements of earnings, stockholders' equity and cash flows of the Company for the year ended December 31, 1998 (such statements and the Latest Balance Sheet being herein referred to as the "Latest Financial Statements") and (b) the audited balance sheets, as of December 31, 1997, 1996 and 1995 of the Company and the audited statements of earnings, stockholders' equity and cash flows of the Company for each of the years ended 1997, 1996 and 1995 (collectively, the "Annual Financial Statements"). The Latest Financial Statements and the Annual Financial Statements are based upon the information contained in the books and records of the Company and the Company has used its best efforts to ensure that, except as set forth in the Disclosure Schedule referencing this Section 3.08, the Latest Financial Statements and the Annual Financial Statements fairly present, in all material respects, the financial condition of the

Company as of the dates thereof and results of operations for the periods referred to therein. The Annual Financial Statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods indicated. The Company has used its best efforts to ensure that the Latest Financial Statements have been prepared in accordance with generally accepted accounting principles applicable to unaudited interim financial statements (and thus may not contain all notes and may not contain prior period comparative data which are required to be prepared in accordance with generally accepted accounting principles) consistently with the Annual Financial Statements and reflect all adjustments necessary to a fair statement of the results for the interim period(s) presented.

          3.09 Absence of Undisclosed Liabilities.  Except as reflected in the
               ----------------------------------
Latest Balance Sheet, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into, or any action or inaction, or any state of facts existing, with respect to or based upon transactions or events heretofore occurring, except (i) liabilities which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material uninsured liability for breach of contract, breach of warranty, tort, infringement, claim or lawsuit), or (ii) as otherwise set forth in the Disclosure Schedule under the caption referencing this Section 3.09.

          3.10 No Material Adverse Changes.  Since the date of the Latest
               ---------------------------
Balance Sheet (the "Balance Sheet Date"), there has been no Material Adverse Change in the Company.

          3.11 Absence of Certain Developments.  Except as set forth in the
               -------------------------------
Disclosure Schedule referencing this Section 3.11, since the Balance Sheet Date, the Company has not:

          (a) borrowed any amount or incurred or become subject to any liability in excess of $25,000, except (i) current liabilities incurred in the ordinary course of business and (ii) liabilities under contracts entered into in the ordinary course of business;

          (b) mortgaged, pledged or subjected to any lien, charge or any other encumbrance, any of its assets with a fair market value in excess of $25,000, except (i) liens for current property taxes not yet due and payable, (ii) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen and the like, (iii) liens in respect of pledges or deposits under workers' compensation laws, (iv) liens set forth under the caption referencing this Section 3.11 in the Disclosure Schedule, or (v) liens voluntarily created in the ordinary course of business, all of which liens aggregate less than $25,000;

          (c) discharged or satisfied any lien or encumbrance or paid any liability, in each case with a value in excess of $25,000, other than current liabilities paid in the ordinary course of business;

          (d) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or stockholders) any tangible assets with a fair market value in excess of $25,000, or canceled any debts or claims, in each case, except in the ordinary course of business;

          (e) sold, assigned or transferred (including, without limitation, transfers to any employees, affiliates or stockholders) any patents, trademarks, trade names, copyrights, trade secrets or other intangible assets;

          (f) disclosed, to any person other than GMI or Merger Subsidiary and authorized representatives of GMI or Merger Subsidiary, any proprietary confidential information, other than pursuant to a confidentiality agreement prohibiting the use or further disclosure of such information, which agreement is identified in the Disclosure Schedule under the caption referencing this
Section 3.11 and is in full force and effect on the date hereof;

          (g) waived any rights of material value or suffered any extraordinary losses or adverse changes in collection loss experience, whether or not in the ordinary course of business or consistent with past practice;

          (h) declared or paid any dividends or other distributions with respect to any shares of the Company's capital stock or redeemed or purchased, directly or indirectly, any shares of the Company's capital stock or any options, except as permitted under Section 5.01(b) hereof;

          (i) issued, sold or transferred any of its equity securities, securities convertible into or exchangeable for its equity securities or warrants, options or other rights to acquire its equity securities, or any bonds or debt securities;

          (j) taken any other action or entered into any other transaction other than in the ordinary course of business and in accordance with past custom and practice, or entered into any transaction with any "Insider" (as defined in Section 3.23 hereof) which would result in a Material Adverse Change in the Company, other than employment arrangements otherwise disclosed in this Agreement and the Disclosure Schedule, or the transactions contemplated by this Agreement;

          (k) suffered any material theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by insurance;

          (l) made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee who earns more than $50,000 per year, or consultant or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan or arrangement, or adopted any new employee benefit plan or arrangement or made any commitment or incurred any liability to any labor organization;

          (m) made any single capital expenditure or commitment therefor in excess of $100,000;

          (n) made any loans or advances to, or guarantees for the benefit of, any persons such that the aggregate amount of such loans, advances or guarantees at any time outstanding is in excess of $25,000;

          (o) made charitable contributions or pledges which in the aggregate exceed $25,000; or

          (p) made any change in accounting principles or practices from those utilized in the preparation of the Annual Financial Statements.

          3.12 Title to Properties.
               -------------------

          (a) The Company does not own any real property. The real property demised by the leases (the "Leases") described under the caption referencing this Section 3.12 in the Disclosure Schedule constitutes all of the real property used or occupied by the Company (the "Real Property"). The Real Property has access, sufficient for the conduct of the Company's business as now conducted or as presently proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities, used in the operation of the business of the Company at that location.

          (b) The Leases are in full force and effect, and the Company holds a valid and existing leasehold interest under each of the Leases for the term set forth under such caption in the Disclosure Schedule. The Company has delivered to GMI complete and accurate copies of each of the Leases, and none of the Leases has been modified in any respect, except to the extent that such modifications are disclosed by the copies delivered to GMI. The Company is not in material default, and no circumstances exist which, if unremedied, would, either with or without notice or the passage of time or both, result in such default under any of the Leases; nor, to the best knowledge of the Company, is any other party to any of the Leases in default.

          (c) The Company owns good and marketable title to each of the tangible properties and tangible assets reflected on the Latest Balance Sheet or acquired since the date thereof, free and clear of all liens and encumbrances, except for (i) liens for current taxes not yet due and payable, (ii) liens set forth under the caption referencing this Section 3.12 in the Disclosure Schedule, (iii) the properties subject to the Leases, (iv) assets disposed of since the date of the Latest Balance Sheet in the ordinary course of business,
(v) liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers and materialmen and
(vi) liens in respect of pledges or deposits under workers' compensation laws, all of which liens aggregate less than $25,000.

          (d) All of the buildings, machinery, equipment and other tangible assets necessary for the conduct of the Company's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such assets. The Company owns, or leases under valid leases, all buildings, machinery, equipment and other tangible assets necessary for the conduct of its business.

          (e) To the best of the Company's knowledge, the Company is not in violation of any applicable zoning ordinance or other law, regulation or requirement relating to the operation of any properties used in the operation of its business, and the Company has not received any notice of any such violation, or the existence of any condemnation proceeding with respect to any of the Real Property, except, in each case, with respect to violations the potential consequences of which do not or will not result in a Material Adverse Change in the Company.

          (f) The Company has no knowledge of improvements made or contemplated to be made by any public or private authority, the costs of which are to be assessed as special taxes or charges against any of the Real Property, and there are no present assessments.

          3.13 Accounts Receivable.  The accounts receivable reflected on the
               -------------------
Latest Balance Sheet are valid receivables, are not subject to valid counterclaims or setoffs, and are collectible in accordance with their terms, except as otherwise described in the Disclosure Schedule under the caption referencing this Section 3.13, and except to the extent of the bad debt reserve reflected on the Latest Balance Sheet.

          3.14 Inventory.  The Company's inventory of raw materials, work in
               ---------
process and finished goods consists of items of a quality and quantity usable and, with respect to finished goods only, saleable at the Company's normal profit levels, in each case, in the ordinary course of the Company's business. The Company's inventory of finished goods is not slow-moving as determined in accordance with past practices, obsolete or damaged and is merchantable and fit for its particular use. The Company has on hand or has ordered and expects timely delivery of such quantities of raw materials and has on hand such quantities of work in process and finished goods as are reasonably required timely to fill current orders on hand which require delivery within 60 days and to maintain the manufacture and shipment of products at its normal level of operations. As of the date of the Latest Balance Sheet, the values at which such inventory is carried on the Latest Balance Sheet are in accordance with generally accepted accounting principles. The Disclosure Schedule, under the caption referencing this Section 3.14, contains a materially complete and accurate summary of the Company's inventory of raw materials, work in progress and finished goods as of January 18, 1999.

          3.15 Tax Matters.
               -----------

          (a) Each of the Company and any subsidiary, any affiliated, combined or unitary group of which the Company or any subsidiary is or was a member, any "Plans" (as defined in Section 3.21 hereof), as the case may be (each, a "Tax Affiliate" and, collectively, the "Tax Affiliates"), has (except where the failure to do so would not result in a Material Adverse Change in the Company):
(i) timely filed (or has had timely filed on its behalf) all returns, declarations, reports, estimates, information returns, and statements ("Returns") required to be filed or sent by it in respect of any "Taxes" (as defined in subsection (i) below) or required to be filed or sent by it by any taxing authority having jurisdiction; (ii) timely and properly paid (or has had paid on its behalf) all Taxes shown to be due and payable on such Returns; (iii) established on its Latest Balance Sheet, in accordance with generally accepted accounting principles, reserves that are adequate for the payment of any Taxes not yet due and payable; (iv) complied with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Internal Revenue Code of 1986, as amended (the "Code"), or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under all applicable laws.

          (b) There are no liens for Taxes upon any assets of the Company or of any Tax Affiliate, except liens for Taxes not yet due.

          (c) No deficiency for any Taxes has been proposed, asserted or assessed against the Company or the Tax Affiliates that has not been resolved and paid in full. No waiver, extension or comparable consent given by the Company or the Tax Affiliates regarding the application of the statute of limitations with respect to any Taxes or Returns is outstanding, nor is any request for any such waiver or consent pending. There has been no Tax audit or other administrative proceeding or court proceeding with regard to any Taxes or Returns, nor is any such Tax audit or other proceeding pending, nor has there been any notice to the Company by any Taxing authority regarding any such Tax, audit or other proceeding, or, to the best knowledge of the Company, is any such Tax audit or other proceeding threatened with regard to any Taxes or Returns. The Company does not expect the assessment of any additional Taxes of the Company or the Tax Affiliates and is not aware of any unresolved questions, claims or disputes concerning the liability for Taxes of the Company or the Tax Affiliates which would exceed the estimated reserves established on its books and records.

          (d) Neither the Company nor any Tax Affiliate is a party to any agreement, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company or any Tax Affiliate that are not deductible (in whole or in part) under Section 280G of the Code.

          (e) Neither the Company nor any Tax Affiliate has requested any extension of time within which to file any Return, which Return has not since been filed.

          (f) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Returns filed before the Closing Date, will be reported in such a manner or adequately disclosed) on the Returns required in accordance with Sections 6661(b)(2)(B) and 6662(d)(2)(B) of the Code.

          (g) Neither the Company nor any Tax Affiliate has filed any consent under Section 341(f) of the Code.

          (h) All Taxes of the Company which will be due and payable, whether now or hereafter, for any period ending on, ending on and including, or ending prior to the Closing Date, shall have been paid by or on behalf of the Company or shall be reflected on the Company's books as an accrued Tax liability, either current or deferred, the amount of which as of the date of the Latest Financial Statements is as set forth therein and the amount of which as of the date of any subsequent interim financial statements shall be as set forth therein and in
Section 3.15 of the Company Disclosure Schedule.

          (i) For purposes of this Agreement, the terms "Tax" and "Taxes" mean all taxes, charges, fees, levies, or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, social security, unemployment, excise, estimated, severance, stamp, occupation, property, or other taxes, customs duties, fees, assessments, or charges of any kind whatsoever, including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon the Company or any Tax Affiliate.

          3.16 Contracts and Commitments.
               -------------------------

          (a)  The Disclosure Schedule under the caption referencing this
Section 3.16 lists all material agreements, whether oral or written, to which the Company is a party, which are currently in effect, and which relate to the operation of the Company's business, including all of those involving the expenditure by, or potential obligation of, the Company of $25,000 or more and any (i) collective bargaining agreement or contract with any labor union, (ii) bonus, pension, profit sharing, retirement or other form of deferred compensation plan, (iii) hospitalization insurance or other welfare benefit plan or practice, whether formal or informal, (iv) stock purchase, stock option or similar plan, (v) contract for the employment of any officer, individual employee or other person on a full-time or consulting basis or relating to severance pay for any such person, (vi) confidentiality agreement, (vii) contract, agreement or understanding relating to the voting of capital stock or the election of directors of the Company and any other agreement not entered into in the ordinary course of business; provided, however, that this Section 3.16(a) shall not apply to purchase orders made or obtained by the Company in the ordinary course of its business.

          (b) The Company has performed all obligations required to be performed by it in connection with the contracts or commitments required to be disclosed in the Disclosure Schedule under the caption referencing this Section
3.16 and is not in receipt of any claim of default under any contract or commitment required to be disclosed under such caption; the Company has no present expectation or intention of not fully performing any material obligation pursuant to any contract or commitment required to be disclosed under such caption; and the Company has no knowledge of any breach or anticipated breach by any other party to any contract or commitment required to be disclosed under such caption.

          (c) Prior to the date of this Agreement, GMI and Merger Subsidiary have been supplied with a true and correct copy of each written contract or commitment, and a written description of each oral contract or commitment, referred to under the caption referencing this Section 3.16 in the Disclosure Schedule, together with all amendments, waivers or other changes thereto.

          3.17 Intellectual Property Rights.  The Disclosure Schedule describes
               ----------------------------
under the caption referencing this Section 3.17 all rights in patents, patent applications, trademarks, service marks, trade names, corporate names, copyrights, trade secrets, know-how or other intellectual property rights owned by, licensed to or otherwise controlled by the Company or used in, developed for use in or necessary to the conduct of the Company's business as now conducted or planned to be conducted. The Company owns and possesses all right, title and interest, or holds a valid license to use, or prior to the Effective Time will own and possess or hold a valid license to use, the rights set forth under such caption. The Disclosure Schedule describes under the caption referencing this
Section 3.17 all intellectual property rights which have been licensed to third parties and those intellectual property rights which are licensed from third parties. The Company has taken all necessary action to protect the intellectual property rights set forth under such caption. The Company has not received any notice of, nor are there any facts known to the Company which indicate a likelihood of, any infringement or misappropriation by, or conflict from, any third party with respect to the intellectual property rights which are listed; to the best knowledge of the Company, no claim by any third party contesting the validity of any intellectual property rights listed in the Disclosure Schedule has been made, is currently outstanding or is threatened; the Company has not received any notice of any infringement, misappropriation or violation by the Company of any intellectual property rights of any third parties and the Company has not, to the best of its knowledge, infringed, misappropriated or otherwise violated any such intellectual property rights; and no infringement, illicit copying, misappropriation or violation has occurred or will occur with respect to products currently being sold by the Company or with respect to the products currently under development (in their present state of development) or with respect to the conduct of the Company's business as now conducted.

          3.18 Litigation.  Except as set forth in the Disclosure Schedule
               ----------
under the caption referencing this Section 3.18, there are no actions, suits, proceedings, orders or investigations pending or, to the best knowledge of the Company, threatened against the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

          3.19 Warranties.  The Disclosure Schedule summarizes under the caption
               ----------
referencing this Section 3.19 all claims, to the best knowledge of the Company, outstanding, pending or threatened for breach of any warranty relating to any products sold by the Company prior to the date hereof. The description of the Company's product warranties set forth under the caption referencing this
Section 3.19 is correct and complete in all material respects. The reserves for warranty claims on the Latest Balance Sheet are consistent with the Company's prior practices and are fully adequate to cover all warranty claims made against any products of the Company sold prior to the date thereof.

          3.20 Employees.  (a)  To the best knowledge of the Company, no
               ---------
executive employee of the Company and no group of the Company's employees has any plans to terminate his or its employment; (b) the Company has complied with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) the Company has no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workers' compensation claims pending against the Company nor is the Company aware of any facts that would give rise to such a claim; (e) to the best knowledge of the Company, no employee of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company; and
(f) no employee or former employee of the Company has any claim with respect to any intellectual property rights of the Company set forth under the caption referencing Section 3.17 hereof in the Disclosure Schedule.

          3.21 Employee Benefit Plans.
               ----------------------

          (a) Except as set forth under the caption referencing Section 3.21 hereof in the Disclosure Schedule, with respect to all employees and former employees of the Company and all dependents and beneficiaries of such employees and former employees, (i) the Company does not maintain or contribute to any nonqualified deferred compensation or retirement plans, contracts or arrangements; (ii) the Company does not maintain or contribute to any qualified defined contribution plans (as defined in Section 3(34) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(i) of the Code; (iii) the Company does not maintain or contribute to any qualified defined benefit plans (as defined in Section 3(35) of ERISA or Section 414(j) of the Code); and (iv) the Company does not maintain or contribute to any employee welfare benefit plans (as defined in Section 3(1) of ERISA).

          (b) To the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans (as defined in Section 3(3) of ERISA) which the Company does maintain or to which it does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year; (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits; and (iii) there have been no prohibited transactions (as defined in Section 406 of ERISA or Section 4975 of the Code).

          (c) GMI and Merger Subsidiary have received true and complete copies of (i) the most recent determination letter, if any, received by the Company from the Internal Revenue Service regarding the Plans which the Company maintains or to which it contributes and any amendment to any Plan made subsequent to any Plan amendments covered by any such determination letter; (ii) the most recent financial statements and annual report or return for the Plans; and (iii) the most recently prepared actuarial valuation reports.

          (d) The Company does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. The Company has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. The Company has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) set forth under the caption referencing this Section 3.21 in the Disclosure Schedule and (ii) health care continuation benefits described in Section 4980B of the Code.

          (e) Neither the Company nor any of its directors, officers, employees or other "fiduciaries," as such term is defined in Section 3(21) of ERISA, has committed any breach of fiduciary responsibility imposed by ERISA or any other applicable law with respect to the Plans which would subject the Company, GMC, GMI, Merger Subsidiary, the Surviving Corporation, GMI's subsidiaries or any of their respective directors, officers or employees to any liability under ERISA or any applicable law.

          (f) The Company has not incurred any liability for any tax or civil penalty or any disqualification of any employee benefit plan (as defined in Section 3(3) of ERISA) imposed by Sections 4980B and 4975 of the Code and Part 6 of Title I and Section 502(i) of ERISA.

          3.22 Insurance.  The Disclosure Schedule, under the caption
               ---------
referencing this Section 3.22, lists and briefly describes each insurance policy maintained by the Company with respect to the Company's properties, assets and operations and sets forth the date of expiration of each such insurance policy. All of such insurance policies are in full force and effect and are issued by insurers of recognized responsibility. The Company is not in default in any material respect with regard to its obligations under any of such insurance policies.

          3.23 Affiliate Transactions.  Except as disclosed under the caption
               ----------------------
referencing this Section 3.23 in the Disclosure Schedule, and other than pursuant to this Agreement, no officer, director or employee of the Company or any member of the immediate family of any such officer, director or employee, or any entity in which any of such persons owns any beneficial interest (other than any publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than one percent of the stock of which is beneficially owned by any of such persons) (collectively "Insiders"), has any agreement with the Company (other than normal employment arrangements) or any interest in any property, real, personal or mixed, tangible or intangible, used in or pertaining to the business of the Company (other than ownership of capital stock of the Company). None of the Insiders has any direct or indirect interest in any competitor, supplier or customer of the Company or in any person, firm or entity from whom or to whom the Company leases any property, or in any other person, firm or entity with whom the Company transacts business of any nature. For purposes of this Section 3.23, the members of the immediate family of an officer, director or employee shall consist of the spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law of such officer, director or employee.

          3.24 Customers and Suppliers.  The Disclosure Schedule under the
               -----------------------
caption referencing this Section 3.24 lists the 10 largest customers and the 10 largest suppliers of the Company for the fiscal years ended December 31, 1997 and 1998 and sets forth opposite the name of each such customer or supplier the approximate percentage of net sales or purchases by the Company attributable to such customer or supplier for each such period. Since the Balance Sheet Date, no customer or supplier listed on the Disclosure Schedule under the caption referencing this Section 3.24 has indicated to the Company that it will stop or decrease the rate of business done with the Company except for changes in the ordinary course of the Company's business.

          3.25 Officers and Directors; Bank Accounts.  The Disclosure Schedule,
               -------------------------------------
under the caption referencing this Section 3.25, lists all officers and directors of the Company and all of the Company's bank accounts (designating each authorized signer).

          3.26 Compliance with Laws; Permits.
               -----------------------------

          (a) The Company and its officers, directors, agents and employees have complied in all material respects with all applicable laws, regulations and other requirements, including, but not limited to, federal, state, local and foreign laws, ordinances, rules, regulations and other requirements pertaining to product labeling, consumer products safety, equal employment opportunity, employee retirement, affirmative action and other hiring practices, occupational safety and health, workers' compensation, unemployment and building and zoning codes, which materially affect the business of the Company or the Real Property and to which the Company may be subject, and to the best knowledge of the Company, no claims have been filed against the Company alleging a violation of any such laws, regulations or other requirements. The Company has no knowledge of any action, pending or threatened, to change the zoning or building ordinances or any other laws, rules, regulations or ordinances affecting the Real Property. The Company is not relying on any exemption from or deferral of any such applicable law, regulation or other requirement that would not be available to GMI after it acquires the Company's properties, assets and business.

          (b) The Company has, in full force and effect, all licenses, permits and certificates, from federal, state, local and foreign authorities (including, without limitation, federal and state agencies regulating occupational health and safety) necessary to conduct its business and own and operate its properties (other than Environmental Permits, as such term is defined in Section 3.27(c) hereof) (collectively, the "Permits"). A true and correct list of all the Permits is set forth under the caption referencing this Section 3.26 in the Disclosure Schedule. The Company has conducted its business in compliance with all material terms and conditions of the Permits.

          (c) The Company has not made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee or any other person in a position to assist or hinder the Company in connection with any actual or proposed transaction.

          (d) In particular, but without limiting the generality of the foregoing, the Company to its best knowledge has not violated in any material respect and has no liability, and has not received a notice or charge asserting any violation of or liability, under the federal Occupational Safety and Health Act of 1970 or any other federal or state acts (including rules and regulations thereunder) regulating or otherwise affecting employee health and safety.

          3.27 Environmental Matters.
               ---------------------

          (a) As used in this Section 3.27, the following terms shall have the following meanings:

               (i) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance as defined in or governed by any federal, state or local law, statute, code, ordinance, regulation, rule or other requirement relating to such substance or otherwise relating to the environment or human health or safety, including without limitation any waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company to any imposition of costs or liability under any Environmental Law.

               (ii) "Environmental Laws" means all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to pollution, contamination or protection of the environment (including, without limitation, all applicable federal, state, local and foreign laws, rules, regulations, codes, ordinances, orders, decrees, directives, permits, licenses and judgments relating to Hazardous Materials in effect as of the date of this Agreement).

               (iii) "Release" shall mean the spilling, leaking, disposing, discharging, emitting, depositing, ejecting, leaching, escaping or any other release or threatened release, however defined, whether intentional or unintentional, of any Hazardous Material.

          (b) The Company and the Real Property are in material compliance with all applicable Environmental Laws.

          (c) The Company has obtained, and maintained in full force and effect, all environmental permits, licenses, certificates of compliance, approvals and other authorizations necessary to conduct its business and own or operate the Real Property (collectively, the "Environmental Permits"). A true and correct copy of each such Environmental Permit shall be provided by the Company to GMI and Merger Subsidiary at least 10 days prior to the Closing. The Company has conducted its business in material compliance with all terms and conditions of the Environmental Permits. The Company has filed all reports and notifications required to be filed under and pursuant to all applicable Environmental Laws.

          (d) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.27, to the best of the Company's knowledge, (i) no Hazardous Materials have been generated, treated, contained, handled, located, used, manufactured, processed, buried, incinerated, deposited, stored, or released on, under or about any part of the Company or the Real Property, (ii) the Company and the Real Property and any improvements thereon, contain no asbestos, urea, formaldehyde, radon at levels above natural background, polychlorinated biphenyls (PCBs) or pesticides, and (iii) no aboveground or underground storage tanks are located on, under or about the Real Property, or have been located on, under or about the Real Property and then subsequently been removed or filled. If any such storage tanks exist on, under or about the Real Property, such storage tanks have been duly registered with all appropriate governmental entities and are otherwise in compliance with all applicable Environmental Laws.

          (e) Except as set forth in the Disclosure Schedule under the caption referencing this Section 3.27, the Company has not received notice alleging in any manner that the Company is, or might be potentially responsible for any Release of Hazardous Materials, or any costs arising under or violation of Environmental Laws.

          (f) To the best of the Company's knowledge, no expenditure will be required in order for GMI, Merger Subsidiary or the Surviving Corporation to comply with any Environmental Laws in effect at the time of the Closing in connection with the operation or continued operation of the business of the Company or the Real Property in a manner consistent with the current operation thereof by the Company.

          (g) The Company and the Real Property are not and have not been listed on the United States Environmental Protection Agency National Priorities List of Hazardous Waste Sites, or any other list, schedule, law, inventory or record of hazardous or solid waste sites maintained by any federal, state or local agency.

          (h) The Company has disclosed and delivered to GMI and Merger Subsidiary all environmental reports and investigations which the Company has obtained or ordered with respect to the business of the Company and the Real Property.

          (i) To the best of the Company's knowledge, no part of the business of the Company or the Real Property have been used as a landfill, dump or other disposal, storage, transfer, handling or treatment area for Hazardous Materials, or as a gasoline service station or a facility for selling, dispensing, storing, transferring, disposing or handling petroleum and/or petroleum products.

          (j) To the best of the Company's knowledge, no lien has been attached or filed against the Company or the Real Property in favor of any governmental or private entity for (i) any liability or imposition of costs under or violation of any applicable Environmental Law; or (ii) any Release of Hazardous Materials.

          (k) The Company, on behalf of itself and its successors and assigns, hereby waives, releases and agrees not to bring any claim, demand, cause of action or proceeding, including without limitation any cost recovery action, against GMI, Merger Subsidiary or the Surviving Corporation under any Environmental Law.

          3.28 Brokerage.  Except as set forth in the Disclosure Schedule
               ---------
referencing this Section 3.28, no third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company.

          3.29 Disclosure.  Neither this Agreement nor any of the Exhibits
               ----------
hereto nor any of the documents delivered by or on behalf of the Company pursuant to Article VII hereof nor the Disclosure Schedules nor any of the financial statements referred to in Section 3.08 hereof, taken as a whole, contains any untrue statement of a material fact regarding the Company or its business or any of the other matters dealt with in this Article III relating to the Company or the transactions contemplated by this Agreement. This Agreement, the Exhibits hereto, the documents delivered to GMI and Merger Subsidiary by or on behalf of the Company pursuant to Article VII hereof, the Disclosure Schedule and the financial statements referred to in Section 3.08 hereof, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to GMI or Merger Subsidiary of which any officer or director of the Company is aware which materially affects adversely or could reasonably be anticipated to result in a Material Adverse Change in the Company.

          3.30 Year 2000 Compliance.  All software and hardware used by the
               --------------------
Company is Year 2000 Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values that reflect the century. As used herein, "Year 2000 Compliant" shall mean the ability of such software and hardware to (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately in accordance with all documentation without interruption before, during and after January 1, 2000, without any change of operations associated with the advent of the new century;
(iii) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

                                  ARTICLE IV
       REPRESENTATIONS AND WARRANTIES OF GMC, GMI AND MERGER SUBSIDIARY
       ----------------------------------------------------------------

          GMC, GMI and Merger Subsidiary, jointly and severally, hereby represent and warrant to the Company that:

          4.01 Incorporation and Corporate Power.  Each of GMC, GMI and Merger
               ---------------------------------
Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Minnesota and Delaware, as applicable, with the requisite corporate power and authority to enter into this Agreement and the Certificate of Merger and perform its obligations hereunder and thereunder.

          4.02 Execution, Delivery; Valid and Binding Agreements.  The
               -------------------------------------------------
execution, delivery and performance of the Letter Agreement, this Agreement and the Collateral Agreement by GMC, GMI and Merger Subsidiary, and the Certificate of Merger, by Merger Subsidiary, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate action, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of the Letter Agreement, this Agreement, the Collateral Agreement or the Certificate of Merger. The Letter Agreement and this Agreement have been duly executed and delivered by GMC, GMI and Merger Subsidiary and constitute the valid and binding obligations of GMC, GMI and Merger Subsidiary, enforceable in accordance with their terms, and the Certificate of Merger, when executed and delivered by Merger Subsidiary, will constitute the valid and binding obligation of Merger Subsidiary, enforceable in accordance with its terms.

          4.03 No Breach.  GMI is not in violation of any term of its
               ---------
Certificate of Incorporation, Bylaws or in any material respect of any agreement required to be filed as an exhibit to any registration statements or reports filed with the SEC by GMC. GMI has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to result in a Material Adverse Change in GMI. The execution, delivery and performance of this Agreement by GMC, GMI and Merger Subsidiary and the Certificate of Merger by Merger Subsidiary and the consummation by GMC, GMI and Merger Subsidiary of the transactions contemplated hereby and thereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of GMC, GMI or Merger Subsidiary, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the Articles of Incorporation or Certificate of Incorporation, as applicable or the Bylaws of GMC, GMI or Merger Subsidiary or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which GMC, GMI or Merger Subsidiary is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which GMC, GMI or Merger Subsidiary is subject.

          4.04 Merger Subsidiary.  All of the outstanding capital stock of
               -----------------
Merger Subsidiary is owned by GMI free and clear of any lien, claim or encumbrance or any agreement with respect thereto. Since the date of its incorporation, Merger Subsidiary has not engaged in any activity of any nature except in connection with or as contemplated by this Agreement and the Certificate of Merger.

          4.05 Governmental Authorities; Consents.  Except for the filing of the
               ----------------------------------
Certificate of Merger with the Secretary of State of the State of Delaware, neither GMC, GMI nor Merger Subsidiary is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the Certificate of Merger or the consummation of the transactions contemplated hereby or thereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by GMC, GMI or Merger Subsidiary in connection with its execution, delivery and performance of this Agreement or the Certificate of Merger or the transactions contemplated hereby or thereby.

          4.06 Brokerage.  No third party shall be entitled to receive any
               ---------
brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of GMC, GMI or Merger Subsidiary.

          4.07 Year 2000 Compliance.  All software and hardware used by GMC and
               --------------------
GMI is Year 2000 Compliant, including date century recognition, calculations which accommodate same century and multi-century formulas and date values that reflect the century. As used herein, "Year 2000 Compliant" shall mean the ability of such software and hardware to (i) consistently handle date information before, during and after January 1, 2000, including but not limited to accepting date input, providing date output, and performing calculations on dates or portions of dates; (ii) function accurately in accordance with all documentation without interruption before, during and after January 1, 2000, without any change of operations associated with the advent of the new century; (iii) respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (iv) store and provide output of date information in ways that are unambiguous as to century.

          4.08 Litigation.  To the best knowledge of GMC and GMI, there is no
               ----------
action, suit, proceeding, claim, arbitration or investigation pending, or threatened against GMI or Merger Subsidiary which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement or the Merger.

          4.09 Disclosure.  Neither this Agreement, nor any of the Exhibits
               ----------
hereto, nor any of the documents delivered by or on behalf of GMC or GMI pursuant to Article VII hereof, nor any document filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, nor the Disclosure Schedules to be furnished by GMC, GMI or Merger Subsidiary, taken as a whole, contains any untrue statement of a material fact regarding GMC, GMI or their businesses or any of the other matters dealt with in this Article IV relating to GMC, GMI or the transactions contemplated by this Agreement. Except as disclosed in the Disclosure Schedule referencing this Section 4.09, this Agreement, the Exhibits hereto, the documents delivered to the Company by or on behalf of GMC, GMI and Merger Subsidiary pursuant to Article VII hereof, taken as a whole, do not omit any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading, and there is no fact which has not been disclosed to the Company of which any officer or director of GMC or GMI is aware which materially affects adversely or could reasonably be anticipated to result in a Material Adverse Change in GMC or GMI.

                                   ARTICLE V
                           COVENANTS OF THE COMPANY
                           ------------------------

          5.01 Conduct of the Business. The Company shall observe each term set
               -----------------------
forth in this Section 5.01 and the Company agrees that, from the date hereof until the Effective Time, unless otherwise consented to by GMI or Merger Subsidiary in writing:

          (a) The business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of the Company's business, on an arm's-length basis and in accordance in all material respects with all applicable laws, rules and regulations and the Company's past custom and practice;

          (b) The Company shall not, directly or indirectly, do or permit to occur any of the following: (i) issue or sell any additional shares of, or any options, warrants, conversion privileges or rights of any kind to acquire any shares of, any of its capital stock; (ii) sell, pledge, dispose of or encumber any of its assets, except in the ordinary course of business; (iii) amend or propose to amend its Certificate of Incorporation or Bylaws; (iv) split, combine or reclassify any outstanding shares of Common Stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise with respect to shares of Common Stock; (v) redeem, purchase or acquire or offer to acquire any shares of Common Stock or other securities of the Company, with the exception of up to 100,000 shares of the Company's Common Stock that may be repurchased from current or former employees of the Company at a per share price not to exceed $1.00; (vi) acquire (by merger, exchange, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership, joint venture or other business organization or division or material assets thereof; (vii) incur any indebtedness for borrowed money or issue any debt securities except the borrowing of working capital in the ordinary course of business and consistent with past practice; (viii) accelerate, beyond the normal collection cycle, collection of accounts receivable; or (ix) enter into or propose to enter into, or modify or propose to modify, any agreement, arrangement or understanding with respect to any of the matters set forth in this Section 5.01(b);

          (c) The Company shall not, directly or indirectly, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination pay to, any officers or directors or consultants; or (ii) in the case of employees, officers or consultants who earn in excess of $50,000 per year, take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof;

          (d) The Company shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director;

          (e) The Company shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the canceled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

          (f) The Company shall (i) use its best efforts to preserve intact the Company's business organization and goodwill, keep available the services of the Company's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with the Company; (ii) confer on a regular and frequent basis with representatives of GMI or Merger Subsidiary to report operational matters and the general status of ongoing operations; (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by it in this Agreement materially untrue at the Closing; (iv) notify GMI and Merger

Subsidiary of any emergency or other change in the normal course of the Company's business or in the operation of the Company's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of the Company or to the Company's, GMI's or Merger Subsidiary's ability to consummate the transactions contemplated by this Agreement; and (v) promptly notify GMI and Merger Subsidiary in writing if the Company shall discover that any representation or warranty made by it in this Agreement was when made, or has subsequently become, untrue in any respect;

          (g) The Company shall (i) file any Tax returns, elections or information statements with respect to any liabilities for Taxes of the Company or other matters relating to Taxes of the Company which pursuant to applicable law must be filed prior to the Closing Date; (ii) promptly upon filing provide copies of any such Tax returns, elections or information statements to GMI and Merger Subsidiary; (iii) make any such Tax elections or other discretionary positions with respect to Taxes taken by or affecting the Company only upon prior consultation with and consent of GMI or Merger Subsidiary; and (iv) not amend any Return; and

          (h) The Company shall not perform any act referenced by (or omit to perform any act which omission is referenced by) the terms of Section 3.11.

          5.02 Access to Books and Records. Between the date hereof and the
               ---------------------------
Closing Date, the Company shall afford to GMI, Merger Subsidiary and their authorized representatives (the "GMI's Representatives") full access during normal business hours and upon reasonable notice to the offices, properties, books, records, officers, employees and other items of the Company, and otherwise provide such assistance as is reasonably requested by GMI and Merger Subsidiary in order that GMI and Merger Subsidiary may have a full opportunity to make such investigation and evaluation as it shall reasonably desire to make of the business and affairs of the Company; provided, however, that the Company and its agents shall have no obligation to provide any documents or information that is subject to attorney-client privilege or that is confidential attorney work product. In addition, the Company and its officers and directors shall cooperate fully (including providing introductions, where necessary) with GMI to enable GMI to contact such third parties, including customers, prospective customers, specifying agencies, vendors, or suppliers of the Company as GMI deems reasonably necessary to complete its due diligence; provided that GMI agrees not to initiate such contacts without the prior approval of the Company, which approval will not be unreasonably withheld.

          5.03 Meeting of Stockholders. The Company shall, promptly after the
               -----------------------
date of this Agreement and in no event later than April 5, 1999, take all action necessary in accordance with the DGCL and its Certificate of Incorporation and Bylaws to convene a meeting of the stockholders of the Company for the purpose of voting to approve this Agreement and the Merger, and the Company shall consult with GMI in connection therewith. The Company shall use its best efforts to solicit from the stockholders of the Company proxies in favor of this

Agreement and the Merger and shall take all other actions necessary or advisable to secure the vote or consent of stockholders required by the DGCL to approve this Agreement and the Merger, unless otherwise required by the applicable fiduciary duties of directors of the Company, as determined by such directors in good faith after consultation with independent legal counsel.

          5.04 Regulatory Filings. The Company shall, as promptly as practicable
               ------------------
after the execution of this Agreement, make or cause to be made all filings and submissions under any laws or regulations applicable to the Company for the consummation of the transactions contemplated herein. The Company will coordinate and cooperate with GMI and Merger Subsidiary in exchanging such information, will not make any such filing without providing to GMI and Merger Subsidiary a final copy thereof for their review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as GMI and Merger Subsidiary may request in connection with all of the foregoing.

          5.05 Conditions. The Company shall take all commercially reasonable
               ----------
actions necessary or desirable to cause the conditions set forth in Section 7.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

          5.06 No Shop. The Company shall not enter into any agreement, or make
               -------
any undertaking or commitment, (i) to merge or consolidate with, or acquire substantially all of the property and assets of, any other corporation or person, (ii) to sell, lease or exchange all or substantially all of their respective properties and assets to any other corporation or person or (iii) otherwise to cause the ownership or control of the Company or any of its subsidiaries to be transferred to any party other than GMI.

          5.07 Information Statement. The Company shall promptly provide to GMI
               ---------------------
the information pertaining to the Company, including financial statements, necessary for GMI to prepare an information statement, which shall be sent to all holders of the Company's Common Stock and Preferred Stock for the purpose of approving this Agreement and the Merger at a meeting of such holders to be held on or prior to March 30, 1999 (the "Information Statement").

          5.08 Disclosure Schedules. The Company shall provide the Disclosure
               --------------------
Schedules required hereunder to GMI at least 10 days prior to the Closing Date.

          5.09 Collateral Agreement. The Company shall enter into the Collateral
               --------------------
Agreement referenced in Section 2.01 hereof.

                                  ARTICLE VI
                    COVENANTS OF GMI AND MERGER SUBSIDIARY
                    --------------------------------------

          GMI and Merger Subsidiary covenant and agree with the Company as follows:

          6.01 Regulatory Filings. GMI or Merger Subsidiary shall, as promptly
               ------------------
as practicable after the execution of the Agreement, make or cause to be made all filings and submissions under any laws or regulations applicable to GMI and Merger Subsidiary necessary for the consummation of the transactions contemplated herein. GMI and Merger Subsidiary will coordinate and cooperate with the Company in exchanging such information, will not make any such filing without providing to the Company a final copy thereof for its review and consent at least two full business days in advance of the proposed filing and will provide such reasonable assistance as the Company may request in connection with all of the foregoing.

          6.02 Conditions.  GMI or Merger Subsidiary shall take all commercially
               ----------
reasonable actions necessary or desirable to cause the conditions set forth in
Section 7.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction thereof (but in any event within three business days of such date).

          6.03 Board Representation. GMC shall use its best efforts to cause to
               --------------------
be elected to GMI's Board of Directors, as of the Closing Date and from time to time thereafter, as necessary, two persons nominated by Vernon F. Taylor III (the "Stockholders' Representative") and a third person 150 days after the Effective Date if GMI's net worth 150 days after the Effective Date is less than the sum of $12,000,000 and GMI's investment in the Surviving Corporation.

          6.04 Loan to The Company. On or before the Closing Date, GMI shall
               -------------------
loan to the Company $2,500,000, which loan shall be converted into a contribution to capital immediately following the Effective Time.

          6.05 Registration Rights. Holders of the GMC Common Stock to be issued
               -------------------
in connection with the Earn Out Payment, if any, pursuant to Section 2.02 and upon exercise of the Escrow Warrants (the "Unregistered GMC Common Stock") shall have the registration rights set forth in Schedule 6.05 hereto, subject to the terms and conditions set forth therein.

          6.06 Disclosure Schedules. GMC, GMI and Merger Subsidiary shall
               --------------------
provide their respective Disclosure Schedules to the Company at least 10 days prior to the Closing Date.

          6.07 Delivery of Escrow Warrants. On or before the Effective Time, GMC
               ---------------------------
shall deliver the Escrow Warrants to H&QGF as secured party under the Business Loan Agreement.

          6.08 Collateral Agreement. GMI and Merger Subsidiary shall enter into
               --------------------
the Collateral Agreement referenced in Section 2.01 hereof.

                                  ARTICLE VII
                             CONDITIONS TO CLOSING
                             ---------------------

          7.01 Conditions to GMC's, GMI's and Merger Subsidiary's Obligations.
               --------------------------------------------------------------
The obligation of GMC, GMI and Merger Subsidiary to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Effective Time:

          (a) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects at and as of the Effective Time as though then made and as though the Effective Time had been substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures by the Company of discoveries, events or occurrences arising on or after the date hereof), except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

          (b) The Company shall have performed in all material respects all of the covenants and agreements required to be performed by them prior to the Effective Time under this Agreement;

          (c) The Company shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a material breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Company's assets pursuant to the provisions of, any agreement, arrangement or undertaking of or affecting the Company or any license, franchise or permit of or affecting the Company;

          (d) The Letter Agreement, this Agreement, the Certificate of Merger and the Merger shall have been duly and validly authorized by the board of directors of the Company and this Agreement shall have been duly and validly approved by the stockholders of the Company, the Company shall have delivered to GMI evidence, in form satisfactory to GMI's counsel, of such authorization and approval, and the Certificate of Merger shall have been duly executed by the Company;

          (e) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated by this Agreement or the Certificate of Merger shall have been duly made and obtained;

          (f) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign,

(i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by GMI or Merger Subsidiary of all or a material portion of the business or assets of the Company or to GMI or Merger Subsidiary or any of their subsidiaries or the Company to dispose of or to hold separately all or a material portion of the business or assets of GMI or Merger Subsidiary and their subsidiaries or of the Company, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by GMI or Merger Subsidiary of any of the shares of Company Common Stock, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement, the Certificate of Merger or any of the other agreements attached as exhibits hereto (collectively, the "Related Agreements"), or (v) otherwise relating to and materially adversely affecting the transactions contemplated hereby;

          (g) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated hereby by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.01(f) hereof;

          (h) GMI shall have completed its due diligence investigation of the Company, including the Company's financial statements, tax returns, contracts, employee benefit plans, real property and equipment, and such investigation shall be satisfactory to GMI in its sole discretion, and the officers of the Company shall have made themselves available for additional due diligence as reasonably requested by GMI at any time before the Closing Date; provided, however, that GMI's satisfaction with its due diligence in its sole discretion, as a closing condition, shall terminate at the end of the tenth calendar day following the mailing of the Information Statement to be prepared pursuant to
Section 5.07 hereof;

          (i) The Company's Disclosure Schedules shall not contain or disclose any fact or circumstance existing as of the date of this Agreement which has not been disclosed to GMI as of the date of this Agreement (with the understanding that write-downs of evaluation units, demonstration units, consigned units and parts and other equipment has been disclosed to GMI as of the date of this Agreement) regarding the business, assets, properties, condition (financial or otherwise) or results of operations of the Company which, individually or in the aggregate with other such facts and circumstances, are reasonably likely to cause the Company or its business to realize a loss, cost, expense or diminution in value, or otherwise result in an adverse effect on the business, assets, properties, condition (financial or otherwise) or results of operations of the Company, taken as a whole, of $250,000 or more (a "Material Adverse Effect");

          (j) There shall have been no damage, destruction or loss of or to any property or properties owned or used by the Company, whether or not covered by insurance, which, in the aggregate, has, or would be reasonably likely to have, a Material Adverse Effect on the Company;

          (k) No more than 12% of the outstanding shares of Company Common Stock shall be qualified to be Dissenting Shares as of the Effective Time;

          (l) GMI shall have received from counsel for the Company a written opinion, dated the date of the Effective Time, addressed to GMC, GMI and Merger Subsidiary and reasonably satisfactory to counsel for GMI;

          (m) Prior to the Effective Time, the Company shall have delivered to GMI all of the following:

               (i) a certificate of the Secretary of the Company, dated as of the date of the Effective Time, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied;

               (ii) a copy of each of (X) the text of the resolutions adopted by the board of directors of the Company authorizing the execution, delivery and performance of the Letter Agreement, this Agreement and the Certificate of Merger and the consummation of all of the transactions contemplated by this Agreement and the Certificate of Merger and (Y) the Bylaws of the Company, along with a certificate executed on behalf of the Company by its corporate secretary certifying to GMI that such copies are true and correct copies of such resolutions and Bylaws, respectively, and that such resolutions and bylaws were duly adopted and have not been amended or rescinded;

               (iii) the Company's minute books, stock transfer records, corporate seal and other materials related to the Company's corporate administration;

               (iv) a copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware, and Certificates of Good Standing from the Secretary of State of the State of Delaware evidencing the good standing of the Company in such jurisdiction;

               (v) copies of the third party and governmental consents and approvals and of the authorizations referred to in subsections (c), (d) and (e) above;

               (vi) incumbency certificates executed on behalf of the Company by its corporate secretary certifying the signature and office of each officer executing this Agreement and the Certificate of Merger and the Related Agreements executed by the Company;

               (vii)  an executed copy of each of the Related Agreements;

               (viii) such other certificates, documents and instruments as GMI reasonably requests related to the transactions contemplated hereby;

          (n) Vernon Taylor Jr., Vernon Taylor III and the Ruth and Vernon Taylor Foundation (the "Stockholder Lenders") shall have canceled $280,000 of short-term Company debt, plus accrued but unpaid interest, in exchange for the issuance by the Company to the Stockholder Lenders of a number of shares of the Company's Common Stock equal to the amount of such debt and accrued but unpaid interest divided by $1.00;

          (o) No more than 35 of the stockholders of the Company shall not be "accredited investors" within the meaning of Rule 501 under the 1933 Act, and the Company shall have delivered to GMI evidence, in form satisfactory to GMI's counsel, of compliance with this condition; and

          (p) H&QGF, GMC and GMI shall have negotiated and executed loan agreements providing for one or more loans in the aggregate amount of up to $3,000,000 to be made by H&QGF to GMC, GMI or the Surviving Corporation.

          (q)  The Company shall have executed the Collateral Agreement.

          7.02 Conditions to the Company's Obligations. The obligation of the
               ---------------------------------------
Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or before the Effective Time:

          (a) The representations and warranties set forth in Article IV hereof will be true and correct in all material respects at and as of the Effective Time as though then made and as though the Effective Time had been substituted for the date of this Agreement throughout such representations and warranties, except that any such representation or warranty made as of a specified date (other than the date hereof) shall only need to have been true on and as of such date;

          (b) GMI and Merger Subsidiary shall have performed in all material respects all the covenants and agreements required to be performed by them prior to the Effective Time under this Agreement and the Certificate of Merger prior to the Effective Time, and Merger Subsidiary shall have executed the Certificate of Merger;

          (c) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby will have been duly made and obtained;

          (d) There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated by this Agreement or the Certificate of Merger or seeking to obtain material damages in connection with such transactions, (ii) seeking to invalidate or render unenforceable any material provision of this Agreement, the Certificate of Merger or any of the Related Agreements, or (iii) otherwise relating to and materially adversely affecting the transactions contemplated hereby or thereby;

          (e) There shall not be any action taken, or any statute, rule, regulation, judgment, order or injunction, enacted, entered, enforced, promulgated, issued or deemed applicable to the transactions contemplated by this Agreement or the Certificate of Merger by any federal, state or foreign court, government or governmental authority or agency, which would reasonably be expected to result, directly or indirectly, in any of the consequences referred to in Section 7.02(d) hereof;

          (f) The Company shall have received from counsel for GMI and Merger Subsidiary a written opinion, dated as of the date of the Effective Time, addressed to the Company and reasonably satisfactory to the Company's counsel; and

          (g) At or prior to the Effective Time, GMI shall have delivered to the Company (i) a certificate of the Secretary of GMI, dated as of the date of the Effective Time, stating that the conditions precedent set forth in subsections (a) and (b) above have been satisfied, (ii) a copy of each of (X) the text of the resolutions adopted by the board of directors of GMC, GMI and Merger Subsidiary authorizing the execution, delivery and performance of the Letter Agreement, this Agreement and the Certificate of Merger and the consummation of all of the transactions contemplated by the Letter Agreement, this Agreement and the Certificate of Merger and (Y) certificates executed on behalf of each of GMC, GMI and Merger Subsidiary by their respective corporate secretaries certifying to the Company that such copies are true and correct copies of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded, and (iii) an executed copy of each of the Related Agreements.

          (h) GMI and Merger Subsidiary shall have executed the Collateral Agreement.

                                 ARTICLE VIII
                                  TERMINATION
                                  -----------

          8.01 Termination. This Agreement may be terminated at any time prior
               -----------
to the Effective Time:

          (a) by the mutual consent of GMC, GMI, Merger Subsidiary and the Company;

          (b) by either GMC, GMI or Merger Subsidiary, on the one hand, or the Company, on the other, if there has been a material misrepresentation, breach of warranty or breach of covenant on the part of the other in the representations, warranties and covenants set forth in this Agreement;

          (c) by either GMC, GMI or Merger Subsidiary, on the one hand, or the Company, on the other, if the transactions contemplated by this Agreement or the Certificate of Merger have not been approved by the Company's stockholders by April 5, 1999; provided that neither will be entitled to terminate this Agreement pursuant to this Section 8.01(c) if such party's willful breach of this Agreement has prevented the stockholder approval of the transactions contemplated by this Agreement or the Certificate of Merger;

          (d) by GMC, GMI or Merger Subsidiary if, after the date hereof, there shall have been a Material Adverse Effect or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such Material Adverse Effect, except to the extent such Material Adverse Effect is directly caused by GMC, GMI or Merger Subsidiary;

          (e) by the Company if after the date hereof, there shall have been a fact or circumstance regarding the business, assets, properties, condition (financial or otherwise), results of operations of the GMC or GMI which, individually or in the aggregate with other such facts and circumstances, are reasonably likely to cause GMC or GMI or their respective businesses to realize a loss, cost, expense or diminution in value, or otherwise result in an adverse effect on the business, assets, properties, condition (financial or otherwise) or results of operations of GMC or GMI, taken as a whole, of $250,000 or more, or if an event shall have occurred which, so far as reasonably can be foreseen, would result in any such result, except to the extent such result is directly caused by the Company; or

          (f) by GMC, GMI or Merger Subsidiary if, before the end of the tenth calendar day following the mailing of the Information Statement to be prepared pursuant to Section 5.07 hereof, GMI shall be unsatisfied with the results of its due diligence investigation contemplated in Section 7.01(h).

          8.02 Effect of Termination. In the event of termination of this
               ---------------------
Agreement as provided in Section 8.01 by either GMC, GMI or Merger Subsidiary, on the one hand, or the Company, on the other, all provisions of this Agreement shall terminate and there shall be no liability on the part of any of GMC, GMI, Merger Subsidiary, or the Company or the Company's stockholders, officers or directors, except that Sections 9.04, 9.05, 11.01, 11.02, 11.03 and 11.09 hereof shall survive indefinitely, and the parties to this Agreement shall remain liable for willful breaches of this Agreement prior to the time of such termination.

                                  ARTICLE IX
                             ADDITIONAL AGREEMENTS
                             ---------------------

          9.01 Intercompany Financing.
               ----------------------

          (a) On or before 90 days after the Closing Date, GMI shall deliver $2,500,000 in cash as a capital contribution to the Surviving Corporation. If GMI shall fail to make such capital contribution in full within 90 days of the Closing Date, the unpaid balance shall be delivered in the form of GMC Common Stock valued in the amount of such unpaid balance based on the average closing price for the 20 trading day period ending on the 90/th/ day after the Closing Date, which GMC Common Stock shall be delivered by GMC to the Surviving Corporation. GMC shall have the right at any time after such delivery to repurchase some or all of the GMC Common Stock so delivered at the product of
(i) the average closing price of GMC Common Stock for the 20 trading day period ending one day before the date on which such shares were delivered to the Surviving Corporation (the "Base Price") and (ii) 120% (the "Repurchase Price"); provided that GMC shall have the obligation to repurchase at the Repurchase Price, on or before the Earn Out Date (as defined in Section 9.03 hereof), all of the GMC Common Stock so delivered; provided, however, that GMC shall deliver only the Base Price to the Surviving Corporation and shall deliver the remainder of the Repurchase Price to the Escrow Agent for deposit into the Escrow Fund for the benefit of the holders of the Escrow Units.

          (b) The funds received by the Company and the Surviving Corporation pursuant to Section 6.04 and this Section 9.01 shall be used by the Company and the Surviving Corporation for working capital purposes only, shall be paid to H&QGF only pursuant to the Company's obligations under its debt agreements held by H&QGF, unless GMI shall consent thereto, in advance, in writing, and shall in no case be distributed to the holders of the Company's securities (other than as repayment of intercompany indebtedness to GMI or GMC after the Closing). Immediately following the first disbursement of cash from GMI to the Company under the loan of $2,500,000 to be made pursuant to Section 6.04, the Company shall obtain the prior approval of GMI for any capital expenditure of the Company in excess of $25,000.

          9.02 Disposition of Assets.  GMI shall not cause the Surviving
               ---------------------
Corporation to dispose of any assets valued at more than $50,000 unless it has the written consent of the Chief Executive Officer or President of the Surviving Corporation or until 90 days or more after the Closing Date.

          9.03 Series B Preferred Stock.
               ------------------------

          (a) Promptly after the Effective Time, the Surviving Corporation shall amend its Certificate of Incorporation to create a new class of nonvoting preferred stock (the "Series B Preferred Stock") and shall use its best efforts to negotiate and conclude an agreement with

H&QGF, GBC and CR to exchange $1,000,000 of the Surviving Corporation's indebtedness held by H&QGF, GBC and CR for 400,000 shares of such Series B Preferred Stock.

          (b) The Series B Preferred Stock shall pay a dividend at an annual rate of 12%, in cash and in Escrow Units at a rate of $1.30 per Escrow Unit.
The dividend shall be paid entirely in Escrow Units until November 1, 1999.
From November 1, 1999 through the 365/th/ day following the Closing Date (the "Earn Out Date"), the dividend shall be paid 50% in cash and 50% in Escrow Units. After the Earn Out Date, the dividend shall be paid entirely in cash. All dividends to be paid in Escrow Units pursuant to this Section 9.03 (including all Escrow Units due up to and through the Earn Out Date) shall be deemed prepaid at Closing. All dividends due in cash shall be paid quarterly in arrears by the Surviving Corporation.

          (c) Each share of Series B Preferred Stock shall be convertible into one share of the common stock of the Surviving Corporation ("Surviving Corporation Common Stock"); provided, however, that upon any such conversion each share of Surviving Corporation Common Stock so issued shall immediately be deemed tendered to GMC in exchange for one share of GMC Common Stock to be delivered by GMC to the former holder of the Series B Preferred Stock.

          9.04 Certain Loans from H&QGF, GBC and CR to the Company and the
               -----------------------------------------------------------
Surviving Corporation.  Reference is made herein to an "Existing Business Loan
---------------------
Agreement" which shall mean the Business Loan Agreement between the Company and H&QGF dated September 30, 1996, as amended on April 24, 1997, and including all documents related thereto. On the Closing Date, the Existing Business Loan Agreement shall be assumed by the Surviving Corporation and amended to change certain of its terms and provisions, and the resulting post-Closing agreement between the Surviving Corporation and H&QGF shall be referred to as the "Business Loan Agreement." Each share of Company Common Stock received by H&QGF, GBC and CR as interest earned before the Closing Date under certain loans from H&QGF (and its participants, GBC and CR) to the Company pursuant to the Existing Business Loan Agreement shall be converted as of the Closing Date into one Escrow Unit, pursuant to Section 2.01(a) hereof. Interest under the Business Loan Agreement, which interest shall accrue at an annual rate of 9.75%, shall be prepaid to H&QGF, GBC and CR on the Closing Date for interest to be earned up to and including the ninetieth day following the Closing Date (the "Prepaid Interest"). Such Prepaid Interest shall be paid in Escrow Units at the rate of one Escrow Unit for each $1.30 of Prepaid Interest.

          9.05 Confidentiality.
               ---------------

          (a) For purposes of this Section 9.04, a "party" shall refer to (a) the Company and (b) together, GMI and Merger Subsidiary. Each party shall treat as confidential and shall cause its accountants, counsel and other representatives to treat as confidential, all documents and information concerning the other party furnished by the other party to such party (including documents and information furnished prior to the date hereof) in connection with the transactions contemplated by this Agreement, except to the extent that such information or documents (i) at the time of its disclosure to the receiving party by or on behalf of the disclosing party is already known or available to the receiving party; provided, that the receiving party is not subject to similar restrictions on confidentiality as set forth herein with a third party with respect to such information; (ii) is or becomes known or available to the public other than as a result of unauthorized disclosure by the receiving party or its directors, officers, employees, agents or representatives, (iii) is or becomes known or available to the receiving party without similar restrictions of confidentiality as set forth herein from a source other than the disclosing party, provided that such source is not known by the receiving party, after reasonable inquiry, to be bound by a confidentiality agreement with, or other obligation of secrecy to, the disclosing party that would prohibit such disclosures to the receiving party by such other party; (iv) is independently generated by the receiving party and not derived from confidential information; or (v) is required to be disclosed by the receiving party by law, regulation, court order or other legal process. Subject to the foregoing, each party will not release or disclose such information or documents to any person other than its representatives in connection with this Agreement and will not use such information for purposes other than as contemplated by this Agreement. In the event of the termination of this Agreement, each party hereto shall, and shall cause its representatives to, deliver to the other party the originals of all documents obtained by such party or on behalf of such party from the other party in connection with this Agreement, whether so obtained before or after the execution hereof, and such party shall, and shall cause its representatives to, destroy all copies thereof.

          (b) Unless otherwise required by law, no party shall disclose to any person (other than the party's representatives) any information regarding the transactions contemplated by this Agreement, including the existence and terms of this Agreement.

          9.06 Solicitation. Each of the Company, GMI and Merger Subsidiary
               ------------
consent that from the date hereof until three years after termination of this Agreement pursuant to Article VIII or the Effective Time, whichever occurs first, they will not (except in connection with the transactions contemplated hereby) offer to hire, hire, attempt to offer to hire or attempt to hire any employees of GMI or Merger Subsidiary (in the case of the Company) or the Company (in the case of GMI or Merger Subsidiary).

          9.07 Employee Benefit Plans.  GMI shall allow retained employees of
               ----------------------
the Company to participate, effective as of the Closing Date, under the terms of the GMI's Employee Benefit Plans, including without limitation its health, medical, disability, life or other insurance, retirement, 401(k) or severance plans, as employees of similar salary and position at GMI or its subsidiaries as if such employees had been employees of GMI subsidiaries during their employment by the Company. Nothing herein shall (i) obligate GMI to offer employment to or to continue to employ any person employed by the Company prior to the Effective Time or (ii) prevent GMI from reducing or discontinuing any benefit for all of its employees, including those employed by the Company prior to the Effective Time. Any employee of the Company retained by GMI shall be an "at will" employee, unless otherwise provided by agreement between GMI and such employee.

          9.08 Directors' and Officers' Indemnification and Insurance.
               ------------------------------------------------------

          (a) Except to the extent required by law, until the second anniversary of the Effective Time, GMI will not take any action so as to amend, modify or repeal the provisions for indemnification of directors, officers, stockholders, employees or agents contained in the Certificate of Incorporation or bylaws of the Surviving Corporation (which as of the Effective Time shall be no less favorable to such individuals than those maintained by the Company on the date hereof) in such a manner as would adversely affect the rights of any individual who shall have served as a director, officer, stockholder, employee or agent of the Company prior to the Effective Time (each an "Indemnified Party") to be indemnified by the Company in respect of their serving in such capacities prior to the Effective Time. GMI shall indemnify all directors, officers, employees, and stockholders who are officers or directors of the Company against any liability or losses (including reasonable attorney's fees for counsel who are reasonably acceptable to GMI) any of them may incur because of any claim brought against them prior to within two years from the Effective Time as officers, directors, employees, agents or stockholders of the Company, and in connection therewith, shall, subject to relevant state law and the Certificate of Incorporation and Bylaws of the Company and the Surviving Corporation, advance reasonable attorney's fees to them to defend any such claim; provided, however, that GMI shall be entitled to cooperate in the defense of any such matter; and provided, further, that GMI shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); and provided, further, that GMI shall not be obligated pursuant to this Section to pay the fees and disbursements of more than one counsel for all Indemnified Parties in any single action, except to the extent that, in the opinion of counsel for the Indemnified Parties, two or more of such Indemnified Parties have conflicting interests in the outcome of such action. GMI may obtain directors' and officers' liability insurance covering its obligations under this section.

          (b) GMI and the Surviving Corporation shall maintain, until April 5, 2001, the policies of directors' and officers' liability insurance maintained by the Company as of the date hereof (or policies of at least the same coverage and amounts containing terms that are no less advantageous to the insured parties) with respect to claims arising from facts or events that occurred on or prior to the Effective Time.

          (c) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and each party entitled to insurance coverage under paragraph (b) above, respectively, and his or her heirs and legal representatives, and shall be in addition to any other rights an Indemnified Party may have under the Certificate of Incorporation or Bylaws of the Surviving Corporation, under the DGCL or otherwise.

          9.09 Escrow Agreement.  On or before the Earn Out Date, GMC, GMI and
               ----------------
the Surviving Corporation shall enter into the Escrow Agreement (as defined in Section 2.02 hereof) pursuant to which the Merger Consideration shall be distributed consistent with the terms of the Letter Agreement, this Agreement and the Collateral Agreement.

                                   ARTICLE X
                           SURVIVAL; INDEMNIFICATION
                           -------------------------

          10.01 Survival of Representations and Warranties. Notwithstanding any
                ------------------------------------------
investigation made by or on behalf of any of the parties hereto or the results of any such investigation and notwithstanding the participation of such party in the Closing, the representations and warranties contained in Article III and
Article IV hereof shall survive the Effective Time for a period of one year following the Effective Time.

          10.02 Indemnification by the Company.
                ------------------------------

          (a) Subject to the limitations of Section 10.02(b), the Company agrees to indemnify in full GMC, GMI and Merger Subsidiary and their respective officers, directors, employees, agents and stockholders (collectively, the "GMI Indemnified Parties") and hold them harmless against any loss, liability, deficiency, damage, expense or cost (including reasonable legal expenses), whether or not actually incurred or paid (collectively, "Losses"), which GMI Indemnified Parties may suffer, sustain or become subject to, prior to the first anniversary of the Effective Time, as a result of (i) any misrepresentation in any of the representations and warranties of the Company contained in this Agreement or in any exhibits, schedules, certificates or other documents delivered or to be delivered by or on behalf of the Company pursuant to the terms of this Agreement or otherwise referenced or incorporated in this Agreement (collectively, the "Related Documents"), (ii) any breach of, or failure to perform, any agreement of the Company contained in this Agreement or any of the Related Documents, (iii) any "Claims" (as defined in Section 10.04(a) hereof) or threatened Claims against GMI arising out of the actions or inactions of the Company with respect to the Company's business prior to the Effective Time; or (iv) any untrue statement or alleged untrue statement of any material fact contained in the Information Statement, or any amendment or supplement thereto, or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (collectively, "GMI Losses"); provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out to or is based upon any untrue statement or alleged untrue statement or omission or allege omission so made in conformity with information furnished by GMC, GMI or Merger Subsidiary. Notwithstanding anything in this Section 10.02 to the contrary, the GMI Indemnified Parties agree to seek indemnification from the Escrow Fund only.

          (b) The Company shall be liable to the GMI Indemnified Parties for any GMI Loss (i) only if GMI or Merger Subsidiary delivers to the Stockholder's Representative written notice, setting forth in reasonable detail the identity, nature and amount of GMI Losses related to such claim or claims prior to the first anniversary of the Effective Time and (ii) only if the aggregate amount of all GMI Losses exceeds $250,000 (the "Basket Amount"), in which case the Company shall be obligated to indemnify the GMI Indemnified Parties only for the excess of the aggregate amount of all such GMI Losses over the Basket Amount. GMI or Merger Subsidiary's failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by GMI or Merger Subsidiary or any basis for the Company to assert that GMI or Merger Subsidiary did not comply with the terms of this Section 10.03 sufficient to cause either GMI or Merger Subsidiary to have waived its rights under this
Section 10.03.

          10.03 Indemnification by GMI.
                ----------------------

          (a) Subject to the limitations of Section 10.03(b), GMI agrees to indemnify in full the Company and the Company's officers, directors, employees, agents and stockholders (collectively, the "Company Indemnified Parties") and hold them harmless against any Losses which any of the Company Indemnified Parties may suffer, sustain or become subject to, prior to the first anniversary of the Effective Time, as a result of (i) any misrepresentation in any of the representations and warranties of GMI and Merger Subsidiary contained in this Agreement or in any of the Related Documents, (ii) any breach of, or failure to perform, any agreement of GMC, GMI or Merger Subsidiary contained in this Agreement or any of the Related Documents, (iii) any Claims or threatened Claims against the Company arising out of the actions or inactions of GMC, GMI or Merger Subsidiary with respect to the Company's business or the Real Property after the Effective Time; or (iv) any untrue statement or alleged untrue statement of any material fact contained in the Information Statement, or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, however, that GMI will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out to or is based upon any untrue statement or alleged untrue statement or omission or allege omission so made in conformity with information furnished by the Company (collectively, "Company Losses").

          (b) GMI will be liable to the Company Indemnified Parties for any Company Loss (i) only if the Company delivers to GMI and Merger Subsidiary written notice, setting forth in reasonable detail the identity, nature and amount of Company Losses related to such claim or claims prior to the first anniversary of the Effective Time and (ii) only if the aggregate amount of all Company Losses exceeds the Basket Amount, in which case GMI shall be obligated to indemnify the Company Indemnified Parties only for the excess of the aggregate amount of all such Company Losses over the Basket Amount. The Company's failure to provide the detail required by clause (i) in the preceding sentence shall not constitute either a breach of this Agreement by the Company or any basis for GMC, GMI or Merger Subsidiary to assert that the Company did not comply with the terms of this Section 10.03 sufficient to cause either the Company to have waived its rights under this Section 10.03.

          10.04 Method of Asserting Claims.  As used herein, an "Indemnified
                --------------------------
Party" shall refer to a "GMI Indemnified Party" or "Company Indemnified Party," as applicable, the

"Notifying Party" shall refer to the party hereto whose Indemnified Parties are entitled to indemnification hereunder, and the "Indemnifying Party" shall refer to the party hereto obligated to indemnify such Notifying Party's Indemnified Parties.

          (a) In the event that any of the Indemnified Parties is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Notifying Party shall give the Indemnifying Party prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim; provided, that the Indemnifying Party (i) has a reasonable basis for concluding that such defense may be successful and (ii) diligently contests and defends such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Notifying Party within 20 business days after the Notifying Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Notifying Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Notifying Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, and only to the extent that such expenses are reasonable), to participate in such contest and defense and to be represented by attorneys of its or their own choosing. If the Notifying Party elects to participate in such defense, the Notifying Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Notifying Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld. Notwithstanding the foregoing, (i) if a Claim seeks equitable relief or (ii) if the subject matter of a Claim relates to the ongoing business of any of the Indemnified Parties, which Claim, if decided against any of the Indemnified Parties, would materially adversely affect the ongoing business or reputation of any of the Indemnified Parties, then, in each such case, the Indemnified Parties alone shall be entitled to contest, defend and settle such Claim in the first instance and, if the Indemnified Parties do not contest, defend or settle such Claim, the Indemnifying Party shall then have the right to contest and defend (but not settle) such Claim.

          (b) In the event any Indemnified Party should have a claim against any Indemnifying Party that does not involve a Claim, the Notifying Party shall deliver a notice of such claim with reasonable promptness to the Indemnifying Party. If the Indemnifying Party notifies the Notifying Party that it does not dispute the claim described in such notice or fails to notify the Notifying Party within 30 days after delivery of such notice by the Notifying Party whether the Indemnifying Party disputes the claim described in such notice, the Loss in the amount specified in the Notifying Party's notice will be conclusively deemed a liability of the Indemnifying Party and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its Liability with respect to such claim, the Chief Executive Officers of each of the Indemnifying Party and the Notifying Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through the negotiations of such Chief Executive Officers within 60 days after the delivery of the Notifying Party's notice of such claim, such dispute shall be resolved fully and finally in Minneapolis, Minnesota by a mutually acceptable arbitrator selected pursuant to, and an arbitration governed by, the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator shall resolve the dispute within 30 days after selection and judgment upon the award rendered by such arbitrator may be entered in any court of competent jurisdiction.

          (c) After the Closing, the rights set forth in this Article X shall be each party's sole and exclusive remedies against the other party hereto for misrepresentations or breaches of covenants contained in this Agreement and the Related Documents. Notwithstanding the foregoing, nothing herein shall prevent any of the Indemnified Parties from bringing an action based upon allegations of fraud or other intentional breach of an obligation of or with respect to either party in connection with this Agreement and the Related Documents. In the event such action is brought, the prevailing party's reasonable attorneys' fees and reasonable costs shall be paid by the nonprevailing party.

          (d) Any indemnification payable under this Article X shall be, to the extent permitted by law, an adjustment to purchase price.

                                  ARTICLE XI
                                 MISCELLANEOUS
                                 -------------

          11.01 Press Releases and Announcements. Prior to the Effective Time,
                --------------------------------
no party hereto shall issue any press release (or make any other public announcement) related to this Agreement or the transactions contemplated hereby or make any announcement to the employees, customers or suppliers of the Company without prior written approval of the other party hereto, except as may be necessary, in the opinion of counsel to the party seeking to make disclosure, to comply with the requirements of this Agreement, the Certificate of Merger or applicable law. If any such press release or public announcement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all reasonable efforts, acting in good faith, to agree upon a text for such disclosure which is satisfactory to both parties.

          11.02 Expenses. Except as otherwise expressly provided for herein, the
                --------
Company, GMC, GMI and Merger Subsidiary will each pay all of their own expenses (including attorneys', investment bankers' and accountants' fees) in connection with the negotiation of this Agreement, the performance of their respective obligations under this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby and thereby (whether consummated or not).

          11.03 Amendment and Waiver.  This Agreement may not be amended or
                --------------------
waived except in a writing executed by the party against which such amendment or waiver is sought to be enforced; provided, however, that after the approval of this Agreement by the stockholders of the Company, no amendment may be made which reduces the Merger Consideration or which effects any changes which would materially adversely affect the stockholders of the Company without the further approval of the stockholders of the Company. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify or amend any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

          11.04 Notices.  All notices, demands and other communications to be
                -------
given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed, if mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to GMI, Merger Subsidiary and the Company will, unless another address is specified in writing, be sent to the address indicated below:


Notices to GMI or Merger Subsidiary:     with a copy to:
-----------------------------------      --------------
Mr. James Geiser                         Dorsey & Whitney
Global MAINTECH, Inc.                    220 South Sixth Street
7578 Market Place Drive                  Minneapolis, MN 55402
Eden Prairie, MN 55344                   Attention: Kenneth L. Cutler, Esq.
Telecopy: (612) 944-3311                 Telecopy:  (612) 340-8738


Notices to the Company:                  with a copy to:
----------------------                   --------------
Mr. James G. Watson                      Brobeck Phleger & Harrison LLP
President and Chief Executive Officer    1125 Seventeenth Street, Suite 2525
Breece Hill Technologies, Inc.           Denver, CO  80202
6287 Arapahoe Avenue                     Attention: Jeremy W. Makarechian, Esq.
Boulder, CO 80303                        Telecopy: (303)299-8819
Telecopy: (303)449-2431

Notices to the Stockholders' Representative:
-------------------------------------------
Mr. Vernon F. Taylor III
Chairman, Board of Directors
Breece Hill Technologies, Inc.
6287 Arapahoe Avenue
Boulder, CO 80303
Telecopy:  (303)449-2431

          11.05 Assignment. This Agreement and all of the provisions hereof will
                ----------
be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto.

          11.06 Severability. Whenever possible, each provision of this
                ------------
Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          11.07 Complete Agreement. This Agreement, the Certificate of Merger
                ------------------
and the Related Agreements and other exhibits hereto, the Disclosure Schedule and the other documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

          11.08 Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.

          11.09 Governing Law. The internal law, without regard for conflicts of
                -------------
laws principles, of the State of California will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement.

          11.10 No Third-Party Beneficiaries. Notwithstanding anything to the
                ----------------------------
contrary in Section 9.06, no employee or former employee of the Company shall be entitled to rights under this Agreement as a third-party beneficiary.

   [The remainder of this page was intentionally left blank. Signature page follows.]

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Global MAINTECH Corporation

By /s/ James Geiser
  ---------------------------
Name:
Title:


Global MAINTECH, Inc.

By /s/ James Geiser
  ---------------------------
Name:
Title:


BHT Acquisition, Inc.

By /s/ James Geiser
  ---------------------------
Name:
Title:


Breece Hill Technologies, Inc.

By /s/ James Watson
  ---------------------------
Name:
Title:

                                                                   SCHEDULE 6.05

                              REGISTRATION RIGHTS


1.   Piggyback Registration Rights.  If at any time or from time to time 90 days
     -----------------------------
or more after the Closing Date, GMC proposes to register any of its securities under the Act on any form for the registration of securities under such Act, whether or not for its own account, other than by a registration statement on Form S-8 or other form which does not include substantially the same information as would be required in a form for the general registration of securities or would not be available for the Registrable Securities (a "Piggyback Eligible Registration"), it shall as expeditiously as possible (and at least 15 days before the proposed registration) give written notice to all holders of Unregistered GMC Common Stock and the Non-H&QGF Warrants, by giving such notice to the Stockholders' Representative, specifying its intention to register and specifying such holders' rights under this Section 1 (the "Piggyback Registration Rights"). Upon the written request of any such holder made within 20 days after receipt of any such notice (which request shall specify the number of shares of Unregistered GMC Common Stock intended to be disposed of by such holder), GMC shall include in the registration statement the Unregistered GMC Common Stock which the Company has been so requested to register by the holders thereof (the "Selling Stockholders") and shall keep such registration statement in effect and in compliance with each applicable Federal and state law or regulation for 180 days (a "Piggyback Registration").

     a.   Withdrawal of Piggyback Registration by GMC.  If, at any time after
          -------------------------------------------
          giving written notice of its intention to register any securities in a Piggyback Eligible Registration but prior to the effective date of the related registration statement, GMC shall determine for any reason not to register such securities, GMC shall give written notice of such determination to each Selling Stockholder, by giving such notice to the Stockholders' Representative, and thereupon shall be relieved of its obligation to register any Unregistered GMC Common Stock in connection with such Piggyback Eligible Registration. All best efforts obligations of GMC pursuant to Section 3 shall cease if GMC determines to terminate prior to such effective date any registration where Unregistered GMC Common Stock are being registered pursuant to this Section 1.

     b.   Piggyback Registration of Underwritten Public Offerings.  If a
          -------------------------------------------------------
          Piggyback Eligible Registration involves an offering by or through underwriters, then, (i) all Selling Stockholders must sell their Unregistered GMC Common Stock to the underwriters selected by GMC on the same terms and conditions as apply to securities otherwise being sold through the underwriters and (ii) any Selling Stockholder may elect in writing, not later than three business days prior to the effectiveness of the registration statement filed in connection with such registration, not to have his, her or its Unregistered GMC Common Stock so included in connection with such registration.

     c.   Payment of Registration Expenses for Piggyback Registration.  GMC
          -----------------------------------------------------------
          shall pay any and all Registration Expenses (as defined below) incurred or made in connection with each registration of Unregistered GMC Common Stock requested pursuant to a Piggyback Registration Right. For purposes of this Section 1, Registration Expenses shall mean any and all expenses incurred in connection with any registration or action incident to performance of or compliance by GMC with Section 1, 2, 3 or 4 of this Schedule, including, without limitation, (i) all Securities and Exchange Commission, national securities exchange and NASD registration and filing fees; (ii) all listing fees and all transfer agent fees; (iii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Unregistered GMC Common Stock); (iv) all printing, mailing, messenger and delivery expenses; and (v) all fees and disbursements of counsel for GMC and of its accountants, including the expenses of any special audits or "cold comfort" letters.

     d.   Priority in Piggyback Eligible Registration.  If a Piggyback Eligible
          -------------------------------------------
          Registration involves an offering by or through underwriters, GMC shall not be required to include Unregistered GMC Common Stock therein if and to the extent the underwriter managing the offering reasonably believes in good faith and advises each Selling Stockholder, by advising the Stockholders' Representative, that inclusion of the Selling Stockholder's Unregistered GMC Common Stock would materially adversely affect such offering; provided, that, except with respect to Unregistered GMC Common Stock requested to be included in the Piggyback Eligible Registration by certain officers of GMC in the amount of $294,500 identified as "notes receivable-officers" in the Consolidated Balance Sheets in GMC's annual report on Form 10-KSB for the year ended December 31, 1997, (i) if other Selling Stockholders who are employees, officers, directors or other affiliates of GMC have requested registration of securities in the proposed offering, GMC will reduce or eliminate such other Selling Stockholders' securities before any reduction or elimination of Unregistered GMC Common Stock;
          (ii) any such reduction or elimination (after taking into account the effect of clause (i)) shall be pro rata to all other holders of the
                                         --- ----
          securities of GMC exercising "piggyback registration rights" similar to those set forth herein in proportion to the respective number of shares they have requested to be registered, and (iii) in such event, such Selling Stockholders may delay any offering by them of all Unregistered GMC Common Stock requested to be included or that portion of such Unregistered GMC Common Stock eliminated for such period, not to exceed 60 days, as the managing underwriter shall request and GMC shall file such supplements and post-effective amendments and take such other action necessary under Federal and state law or regulation as may be necessary to permit such Selling Stockholders to make their proposed offering for a period of 180 days following such period of delay.

2.   Demand Registration Rights.
     --------------------------

     a.   Request for Registration.  If, at any time 30 days or more after the
          ------------------------
          Closing Date and prior to the expiration of two years after the Closing Date, any holder of the Unregistered GMC Common Stock requests that GMC file a registration statement under the Act with respect to that holder's Unregistered GMC Common Stock, GMC as soon as practicable shall use its best efforts to file a registration statement with respect to all Unregistered GMC Common Stock that it has been so requested to include and obtain the effectiveness thereof and to take all other action necessary under any Federal or state law or regulation to permit the Unregistered GMC Common Stock that are then held and/or that may be acquired upon the exercise of the Escrow Warrants specified in the notices of the holder or holders thereof to be sold or otherwise disposed of and GMC shall maintain such compliance with each such Federal and state law and regulation for 180 days (a "Demand Registration"); provided, however, that GMC shall be entitled to defer such registration for a period of up to 90 days if and to the extent that its Board of Directors shall determine that such registration would materially interfere with a pending corporate transaction. GMC shall also promptly give written notice, by giving such notice to the Stockholders' Representative, to the holders of any other Unregistered GMC Common Stock and the Non-H&QGF Warrants that have not made a request to GMC pursuant to the provisions of this subsection (a) of its intention to effect any required registration or qualification, and shall use its best efforts to effect as expeditiously as possible such registration or qualification of all other such Unregistered GMC Common Stock that are then held and/or that may be acquired upon the exercise of Escrow Warrants, the holder or holders of which have requested such registration or qualification within 15 days after such notice has been given by GMC as provided in the preceding sentence. GMC shall be required to effect a registration or qualification pursuant to this Section 2(a) only once.

     b.   Payment of Registration Expenses for Demand Registration.  GMC shall
          --------------------------------------------------------
          pay all Registration Expenses in connection with a Demand Registration only if holders of more than 50% of the Unregistered GMC Common Stock request registration pursuant to this Section 2. In all other cases, the holder or holders of Unregistered GMC Common Stock to be registered pursuant to this Section 2 shall bear all Registration Expenses in connection with such registration.

     c.   Selection of Underwriters.  If any Demand Registration is requested to
          -------------------------
          be in the form of an underwritten offering, the managing underwriter, the co-manager (if any) and the qualified independent underwriter required under the rules of the NASD (if any) shall be selected and obtained by the holders of a majority of the Unregistered GMC Common Stock to be registered. Such selection shall be subject to GMC's consent, which consent shall not be unreasonably withheld. All fees and expenses (other than Registration Expenses otherwise required to be paid) of any managing underwriter, any co-manager or any qualified independent underwriter or other independent pricer required under the rules of the NASD shall be paid for by such underwriters or by the Selling Stockholders.

3.   Registration Procedure.  If and whenever GMC is required to use its best
     ----------------------
efforts to take action pursuant to any Federal or state law or regulation to permit the sale or other disposition of any Unregistered GMC Common Stock that are then held or that may be acquired in connection with the Earn Out Payment, if any, or the exercise of Escrow Warrants in order to effect or cause the registration of any Unregistered GMC Common Stock under the Act as provided in
Section 1 or 2, GMC shall, as expeditiously as practicable:

     a. furnish to each Selling Stockholder and the underwriters, if any, without charge, as many copies of the registration statement, the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as they may reasonably request;

     b. enter into such agreements (including an underwriting agreement) and take all other actions reasonably required in connection therewith in order to expedite or facilitate the disposition of such Unregistered GMC Common Stock and in such connection, if the registration is in connection with an underwritten offering (i) make such representations and warranties to the underwriters in such form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to GMC and updates thereof (which counsel and opinions in form, scope and substance shall be reasonably satisfactory to the underwriters) addressed to the underwriters and the Selling Stockholders covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; (iii) obtain "cold comfort" letters and updates thereof from GMC's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters and the Selling Stockholders in connection with underwritten offerings; (iv) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of Section 4 with respect to all parties to be indemnified pursuant to
          Section 4; and (v) deliver such documents and certificates as may be reasonably requested by the underwriters to evidence compliance with clause (i) of this Section 3(b) and with any customary conditions contained in the underwriting agreement or other agreement entered into by GMC; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

     c. make available for inspection by the Stockholders' Representative all financial and other records, pertinent corporate documents and properties of GMC, and cause GMC's officers, directors and employees to supply all information reasonably requested by any such representatives in connection with such registration. Similarly, each Selling Stockholder shall furnish to GMC such information regarding the distribution of such securities and such other information as may otherwise be required by the Act to be included in the related registration statement.

     d. otherwise use its best efforts to comply with all applicable Federal and state regulations; and take such other action as may be reasonably necessary or advisable to enable each such Selling Stockholder and each such underwriter to consummate the sale or disposition in such jurisdiction or jurisdiction in which any such Selling Stockholder or underwriter shall have requested that the Unregistered GMC Common Stock be sold.

4.   Indemnification. In the event that any Unregistered GMC Common Stock is
     ---------------
included in a registration statement pursuant to Section 6.05 of the Agreement and this Schedule 6.05:

     a.   Indemnification by GMC.  GMC will indemnify and hold harmless the
          ----------------------
          Selling Stockholders and any underwriter (as defined in the 1933 Act) for such Selling Stockholders from and against any and all loss, damage, liability, cost and expense to which the Selling Stockholders or any such underwriter may become subject under the 1933 Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, provided however, that GMC will not be liable in any such case to the extent that any such loss, damage, liability, cost or expense arises out to or is based upon any untrue statement or alleged untrue statement or omission or allege omission so made in conformity with information furnished by any Selling Stockholder or such underwriter;

     b.   Indemnification by Selling Stockholders.  Any Selling Stockholder and
          ---------------------------------------
          any underwriter for the Selling Stockholders shall indemnify and hold harmless GMC and GMI to the same extent as provided in paragraph (a) of this Section 4 to the extent that any such loss, damage, liability, cost or expense to which GMC and GMI may become subject is caused by or arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information furnished by such Selling Stockholder or underwriter; and

     c.   Indemnification Procedure.  Promptly after receipt by an indemnified
          -------------------------
          party pursuant to the provisions of paragraph (a) or (b) of this
          Section 4 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph (a) or

          (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action, or
          (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

5.     Limitation on Registration Rights.  Notwithstanding anything to the
       ---------------------------------
contrary contained in this Schedule 6.05, holders of the Unregistered GMC Common Stock shall have the foregoing registration rights only to the extent that an exemption from the registration and prospectus delivery requirements of the Act pursuant to Rule 144 promulgated under the Act is not available.

6.     Assignment. The registration and indemnification rights granted to the
       ----------
holders of Unregistered GMC Common Stock pursuant to this Schedule 6.05 and
Section 6.05 of the Merger Agreement shall be for the benefit of and enforceable by the recipients of Unregistered GMC Common Stock issued in connection with the Earn Out Payment, if any, and exercise of Escrow Warrants, and any subsequent holders of Unregistered GMC Common Stock, whether or not any express assignment of such rights to any such subsequent holder is made.